                                                                    Exhibit 4.7







                               CREDIT AGREEMENT



                           dated as of May 31, 1996



                                     among



                               KELLWOOD COMPANY,



                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,



                                      and



                           THE BANK OF NOVA SCOTIA,
                 as Administrative Agent and Syndication Agent



                                      and



                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                            as Documentation Agent

                             TABLE OF CONTENTS
                             -----------------


                                   ARTICLE 1

                DEFINITIONS AND ACCOUNTING TERMS                          1

SECTION 1.1     Defined Terms                                             1
SECTION 1.2     Use of Defined Terms                                     22
SECTION 1.3     Cross-References                                         22
SECTION 1.4     Accounting and Financial Determinations                  22

                                   ARTICLE 2

                COMMITMENTS, BORROWING PROCEDURES AND NOTES              23

SECTION 2.1     Commitments                                              23
SECTION 2.2     Reduction or Termination of the Commitments              24
SECTION 2.3     Extension of Stated Maturity Date                        25
SECTION 2.4     Committed Loans Borrowing Procedure                      28
SECTION 2.5     Continuation and Conversion Elections                    29
SECTION 2.6     Procedures with Respect to Bid Rate Loans                29
SECTION 2.7     Funding                                                  32
SECTION 2.8     Availability of Funds                                    32
SECTION 2.9     Reliance Upon Telephonic Notices                         33
SECTION 2.10    Currency                                                 33
SECTION 2.11    Conditions                                               33
SECTION 2.12    Notes                                                    33

                                   ARTICLE 3

                REPAYMENTS, PREPAYMENTS, INTEREST AND FEES               34

SECTION 3.1     Repayments and Prepayments                               34
SECTION 3.2     Interest Provisions                                      35
SECTION 3.2.1   Rates                                                    35
SECTION 3.2.2   Default Rates                                            36
SECTION 3.2.3   Payment Dates                                            36
SECTION 3.3     Fees                                                     37
SECTION 3.3.1   Facility Fee                                             37
SECTION 3.3.2   Letter of Credit Fees                                    37
SECTION 3.3.3   Administrative Agent's Fees                              38

                                   ARTICLE 4

                LETTERS OF CREDIT                                        38

SECTION 4.1     Issuance Requests                                        38
SECTION 4.2     Issuances and Extensions                                 39
SECTION 4.3     Expenses                                                 40
SECTION 4.4     Other Lenders' Participation                             40


SECTION 4.5     Disbursements                                            41
SECTION 4.6     Reimbursement                                            42
SECTION 4.7     Deemed Disbursements                                     42
SECTION 4.8     Nature of Reimbursement Obligations                      43

                                   ARTICLE 5

                CERTAIN EURODOLLAR AND OTHER LOAN PROVISIONS             44

SECTION 5.1     Increased Cost                                           44
SECTION 5.2     Deposits Unavailable or Interest Rate
                Unascertainable or Inadequate;
                Impracticability                                         45
SECTION 5.3     Changes in Law Rendering Eurodollar Loans
                Unlawful                                                 46
SECTION 5.4     Discretion of the Lenders as to Manner of
                Funding                                                  47
SECTION 5.5     Funding Losses                                           47
SECTION 5.6     Increased Capital Costs                                  48
SECTION 5.7     Taxes                                                    49
SECTION 5.8     Payments, Computations, etc                              50
SECTION 5.9     Sharing of Payments                                      51
SECTION 5.10    Application of Certain Payments.                         51
SECTION 5.11    Setoff                                                   53
SECTION 5.12    Use of Proceeds.                                         53
SECTION 5.13    Replacement of Certain Lenders                           53

                                   ARTICLE 6

                CONDITIONS TO BORROWING                                  54

SECTION 6.1     Initial Borrowing.                                       54
SECTION 6.1.1   Resolutions, etc.                                        54
SECTION 6.1.2   Delivery of Notes.                                       54
SECTION 6.1.3   This Agreement.                                          55
SECTION 6.1.4   Opinions of Counsel                                      55
SECTION 6.1.5   Consents, etc.                                           55
SECTION 6.1.6   Closing Fees, Expenses, etc.                             55
SECTION 6.1.7   Forms from the Lenders.                                  55

SECTION 6.1.8   Termination of Certain Agreements                        55
SECTION 6.1.9   No Material Adverse Change.                              55
SECTION 6.1.10  Compliance Certificate.                                  55
SECTION 6.1.11  Other Documents                                          56
SECTION 6.2     All Extensions of Credit.                                56
SECTION 6.2.1   Compliance with Warranties, No Default, etc.             56
SECTION 6.2.2   Extension of Credit Request.                             57
SECTION 6.2.3   Satisfactory Legal Form.                                 57




                                   ARTICLE 7

                REPRESENTATIONS AND WARRANTIES                           57

SECTION 7.1     Organization, etc.                                       57
SECTION 7.2     Due Authorization, Non-Contravention, etc.               58
SECTION 7.3     Government Approval, Regulation, etc.                    58
SECTION 7.4     Validity, etc.                                           58
SECTION 7.5     Financial Information.                                   58
SECTION 7.6     No Material Adverse Change; No Default                   59
SECTION 7.7     Litigation, Labor Controversies, etc.                    59
SECTION 7.8     Subsidiaries.                                            59
SECTION 7.9     Ownership of Properties.                                 59
SECTION 7.10    Taxes.                                                   60
SECTION 7.11    Pension and Welfare Plans.                               60
SECTION 7.12    Environmental Warranties.                                60
SECTION 7.13    Regulations G, U and X.                                  61
SECTION 7.14    Insurance.                                               61
SECTION 7.15    Indebtedness.                                            61
SECTION 7.16    Accuracy of Information.                                 61
SECTION 7.17    Material Subsidiary.                                     62

                                   ARTICLE 8

                COVENANTS                                                62

SECTION 8.1     Corporate Existence, etc.                                62
SECTION 8.2     Insurance.                                               62
SECTION 8.3     Taxes, Claims for Labor and Materials,
                Compliance With Laws.                                    62
SECTION 8.4     Maintenance, etc.                                        63
SECTION 8.5     Nature of Business.                                      63
SECTION 8.6     Interest Coverage Ratio.                                 64
SECTION 8.7     Leverage Ratio.                                          64
SECTION 8.8     Consolidated Shareholder's Equity.                       64
SECTION 8.9     Confirmation of Senior Debt Rating.                      64
SECTION 8.10    Limitations on Indebtedness.                             64
SECTION 8.11    Liens and Negative Pledges.                              65
SECTION 8.11.1  Limitation on Liens.                                     65
SECTION 8.11.2  Restrictive Agreements, etc.                             67
SECTION 8.12    Acquisitions.                                            68
SECTION 8.13    Mergers, Consolidations and Sales of Assets.             68
SECTION 8.13.1  Mergers, Consolidations and Dispositions.                68
SECTION 8.13.2  Issuance or Sale of Stock by Subsidiaries.               69
SECTION 8.13.3  Sale of Stock in Subsidiaries.                           69
SECTION 8.14    Guaranties.                                              70
SECTION 8.15    Compliance with Applicable Law.                          70
SECTION 8.16    Transactions with Affiliates.                            70
SECTION 8.17    ERISA Compliance.                                        71
SECTION 8.18    Reports and Rights of Inspection.                        71
SECTION 8.19    Environmental Covenant.                                  75



                                   ARTICLE 9

                EVENTS OF DEFAULT                                        76

SECTION 9.1     Listing of Events of Default.                            76
SECTION 9.1.1   Non-Payment of Obligations.                              76
SECTION 9.1.2   Breach of Warranty.                                      76
SECTION 9.1.3   Non-Performance of Covenants and Obligations.            76
SECTION 9.1.4   Default on Other Indebtedness.                           77
SECTION 9.1.5   Judgments.                                               78
SECTION 9.1.6   Pension Plans.                                           78
SECTION 9.1.7   Bankruptcy, Insolvency, etc.                             78
SECTION 9.1.8   Change of Control Event.                                 79
SECTION 9.1.9   Environmental Matters.                                   79
SECTION 9.2     Action if Bankruptcy.                                    79
SECTION 9.3     Action if Other Event of Default.                        80

                                  ARTICLE 10

                THE AGENTS                                               80

SECTION 10.1    Actions.                                                 80
SECTION 10.2    Funding Reliance, etc.                                   81
SECTION 10.3    Exculpation.                                             81
SECTION 10.4    Successor.                                               82
SECTION 10.5    Loans or Reimbursement Obligations by the
                Agents or issuers.                                       83
SECTION 10.6    Credit Decisions.                                        83
SECTION 10.7    Copies, etc.                                             83

                                  ARTICLE 11

                MISCELLANEOUS PROVISIONS                                 83

SECTION 11.1    Waivers, Amendments, etc.                                83
SECTION 11.2    Notices.                                                 84
SECTION 11.3    Payment of Costs and Expenses.                           85
SECTION 11.4    Indemnification.                                         85
SECTION 11.5    Survival.                                                86
SECTION 11.6    Severability.                                            87
SECTION 11.7    Headings.                                                87
SECTION 11.8    Execution in Counterparts, Effectiveness, etc.           87
SECTION 11.9    Governing Law; Entire Agreement.                         87
SECTION 11.10   Successors and Assigns.                                  87
SECTION 11.11   Sale and Transfer of Loans or Reimbursement
                Obligations; Participations in Loans or
                Reimbursement Obligations.                               87
SECTION 11.11.1 Assignments.                                             88
SECTION 11.11.2 Participations.                                          89
SECTION 11.12   Confidentiality.                                         90
SECTION 11.13   Other Transactions.                                      91



SECTION 11.14   Choice of Forum; Consent to Service of
                Process and Jurisdiction.                                91
SECTION 11.15   Waiver of Jury Trial.                                    92
SECTION 11.16   Letters of Credit                                        92
SECTION 11.17   Judgment                                                 92
SECTION 11.18   Waiver                                                   93
SECTION 11.19   Existing Agreements                                      93



SCHEDULE I  -   Commitments
SCHEDULE II -   Addresses and Telephone and Facsimile
                Numbers
SCHEDULE III-   Letters of Credit
EXHIBIT A-1 -   Form of Committed Note
EXHIBIT A-2 -   Form of Bid Note
EXHIBIT B-1 -   Form of Borrowing Request
EXHIBIT B-2 -   Form of Continuation/Conversion Notice
EXHIBIT B-3 -   Form of Bid Request
EXHIBIT B-4 -   Form of Invitation for Competitive Bid Quotes
EXHIBIT C-1 -   Form of Bid
EXHIBIT C-2 -   Form of Bid Rate Loan Acknowledgment
EXHIBIT C-3 -   Form of Bid Rate Loan Confirmation
EXHIBIT D-1 -   Form of Certificate of Kellwood Company
EXHIBIT D-2 -   Form of Certificate of Designated Subsidiaries
EXHIBIT E   -   Forms of Opinions of Counsel to the Company
EXHIBIT F   -   Form of Opinion of Counsel to the Administrative
                Agent
EXHIBIT G   -   Schedule of Litigation
EXHIBIT H   -   Schedule of Subsidiaries
EXHIBIT I   -   Schedule of Tax Matters
EXHIBIT J   -   Schedule of Plans
EXHIBIT K   -   Schedule of Environmental Matters
EXHIBIT L   -   Schedule of Indebtedness
EXHIBIT M   -   Schedule of Designated Subsidiaries
EXHIBIT N   -   Schedule of Existing Liens
EXHIBIT O   -   Form of Annual Consolidating Summary
EXHIBIT P   -   Form of Lender Assignment Agreement
EXHIBIT Q   -   Form of Confidentiality Letter
EXHIBIT R   -   Form of Continuing Commercial Letter of Credit Agreement
EXHIBIT S   -   List of Persons Authorized to Give Instructions

                               CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of May 31, 1996 (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), is by and among KELLWOOD COMPANY, a Delaware corporation (the
 ---------
"Company"), the various financial institutions as are or may become parties
 -------
hereto (collectively, the "Lenders", and, individually, a "Lender"), and
                           -------                         ------
THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank"), as
                                                     ----------
administrative agent and syndication agent (in such capacity, the "Administrative Agent") for the Lenders and BANK OF AMERICA NATIONAL TRUST
 --------------------
AND SAVINGS ASSOCIATION, a national banking association ("BofA"), as
                                                          ----
documentation agent (in such capacity, the "Documentation Agent") for the
                                            -------------------
Lenders.

                            W I T N E S S E T H:

      WHEREAS, the Company has requested the Lenders to make loans to the Company, and/or issue or participate in letters of credit for the account of, the Company and certain Designated Subsidiaries, and the Lenders have agreed to extend a revolving credit facility to the Company upon the terms and conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                               ARTICLE I

                   DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1     Defined Terms.  The following terms (whether or not
                      -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquiring Person" is defined in "Change of Control Event."
       ----------------                 -----------------------

      "Administrative Agent" is defined in the preamble and includes each
       --------------------                    --------
other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.
                                 ------------

      "Administrative Agent Fee Letter" means the confidential fee letter
       -------------------------------
agreement, dated February 29, 1996, between the Company and Scotiabank, as the same may be amended, modified or supplemented from time to time, together with any substitutions therefor or replacements thereof.

      "Affected Lender" means any Lender that notifies the Administrative
       ---------------
Agent of (i) any obligation of the Company to pay any amount to such Lender pursuant to Section 5.1 or 5.7 or (ii) the occurrence of any
            -----------    ---
circumstances of the nature described in Section 5.2 or 5.3.
                                         -----------    ---

      "Affiliate" means any Person (other than a Subsidiary) (i) which
       ---------
directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 15% or more of any class of the Voting Stock of the Company, or (iii) 15% or more of the Voting Stock (or in the case of a Person which is not a corporation, 15% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to
 -------
direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "Agents" means collectively the Administrative Agent and the
       ------
Documentation Agent.

      "Aggregate Outstanding Liabilities" means, as of any date of
       ---------------------------------
determination thereof and without duplication, the sum of (a) the aggregate principal amount of all outstanding Committed Loans plus (b) the aggregate
                                                    ----
principal amount of all outstanding Bid Rate Loans plus (c) the Dollar
                                                   ----
Amount of the aggregate principal amount of all Letter of Credit
Outstandings.

      "Agreement" is defined in the preamble.
       ---------                    --------

      "Alternate Base Rate" means, on any date and with respect to all Base
       -------------------
Rate Loans, a fluctuating rate of interest per annum equal to the higher of
                                           ---------

            (a) the rate of interest most recently announced by Scotiabank at Atlanta, Georgia as its base rate for Dollar loans in the United States; or

            (b)  the Federal Funds Effective Rate most recently
determined by the Administrative Agent plus 0.50%.
                                       ----

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest determined by reference to the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Company and the Lenders of changes in the Alternate Base Rate; provided that the
                                                   --------
failure to so notify shall not affect the Alternate Base Rate.

      "Applicable Eurodollar Margin", "Applicable Facility Fee
       ----------------------------    -----------------------
Percentage", and "Applicable Commercial Letter of Credit Margin",
- ----------        ---------------------------------------------
respectively mean, during any Pricing Period, the amount set forth below for such Applicable Eurodollar Margin, Applicable Facility Fee Percentage or Applicable Commercial Letter of Credit Margin, as the case may be, depending upon the Leverage Ratio as of the last day of the fiscal quarter most recently ended prior to the first day of such Pricing Period:

                                                    Applicable    Applicable
                                     Applicable     Facility      Commercial
Leverage                             Eurodollar     Fee           Letter of
Ratio                                  Margin       Percentage    Credit Margin
- -----                                ----------     ----------    -------------
Less than or equal
to 0.25 to 1.00                        0.225%         0.125%         0.100%

Greater than 0.25 to
1.00, but less than
or equal to 0.35 to 1.00               0.275%         0.150%         0.100%

Greater than 0.35 to
to 1.00, but less than
or equal to .50 to 1.00                0.300%         0.175%         0.100%

Greater than .50 to 1.00               0.350%         0.250%         0.150%



; provided that, if and only for so long as the Company is in default of
  --------
its obligation to deliver (which delivery may be by facsimile transmission) a compliance certificate under Section 8.18(g), the Applicable Eurodollar
                             ---------------
Margin shall be 0.350%, the Applicable Facility Fee Percentage shall be 0.250% and the Applicable Commercial Letter of Credit Margin shall be 0.150%, respectively; and provided, further, that notwithstanding anything
                  --------  -------
contained herein to the contrary, if and for each day that the Company receives a senior unsecured non-credit enhanced long-term debt rating (a "Senior Debt Rating") from a Rating Agency, the Applicable Eurodollar
 ------------------
Margin, the Applicable Facility Fee Percentage and the Applicable Commercial Letter of Credit Margin, respectively, for such day shall be the amount set forth below for such Applicable Eurodollar Margin, Applicable Fee Percentage and the Applicable Commercial Letter of Credit Margin, as the case may be, depending on the Senior Debt Rating of the Company for such day:

                                                    Applicable    Applicable
                                     Applicable     Facility      Commercial
Senior Debt                          Eurodollar     Fee           Letter of
Rating                                 Margin       Percentage    Credit Margin
- ------                               ----------     ----------    -------------
Greater than or equal                  0.225%         0.125%         0.100%
to either A- or A3

Greater than or equal                  0.275%         0.150%         0.100%
to either BBB+ or Baa1

Greater than or equal                  0.300%         0.175%         0.100%
to either BBB or Baa2

Less than BBB and Baa2                 0.350%         0.250%         0.150%


      If the Company receives a Senior Debt Rating from more than one Rating Agency, the lowest Senior Debt Rating received by the Company shall be used to determine each of the Applicable Eurodollar Margin, the Applicable Facility Fee Percentage and the Applicable Commercial Letter of Credit Margin. The Company shall immediately notify the Administrative Agent of a change in the Senior Debt Rating. Any change in the Applicable Eurodollar Margin, the Applicable Facility Fee Percentage or the Applicable Commercial Letter of Credit Margin resulting from a change in the Senior Debt Rating shall be effective as of the opening of business on the day on which such change in the Senior Debt Rating becomes effective.

      "Applicant" means, with respect to any Letter of Credit, the party
       ---------
executing the applicable Issuance Request which may be the Company, the Company and a Designated Subsidiary as co-applicants, or a Designated Subsidiary; it being understood that by its signature hereto the Company
            -------------------
shall be deemed to be an account party to each and every Issuance Request as if it had actually executed such Issuance Request, whether such Issuance Request is actually executed by the Company, any Designated Subsidiary or any Designated Subsidiary and the Company jointly.

      "Assignee Lender" is defined in Section 11.11.1.
       ---------------                ---------------

      "Available Currency means Dollars, HK Dollars and Japanese Yen so
       ------------------
long as (x) such currency is then freely available in the international interbank market and/or the foreign exchange and deposit market, (y) such currency is then freely transferable and freely convertible in the international interbank market into Dollars and (z) such currency is then readily utilized for the settlement of private international debt transactions; provided, however, that the definition of "Available
              --------  -------
Currency" may include any other currency designated by the Company in writing to the Administrative Agent so long as (i) such currency is then freely available in the international interbank market and/or the foreign exchange and deposit market, (ii) such currency is then freely transferable and freely convertible in the international interbank market into Dollars, (iii) such currency is then readily utilized for the settlement of private international debt transactions, and (iv) neither the Administrative Agent nor any Lender has notified the Company and the Administrative Agent in writing that such currency is no longer acceptable as an "Available Currency".

      "BAI" means Bank of America Illinois, an Illinois banking
       ---
corporation.

      "Base Rate Loan" means a Committed Loan bearing interest at a rate
       --------------
determined by reference to the Alternate Base Rate.

      "Bid" means one or more offers by a Lender to make one or more Bid
       ---
Rate Loans, submitted to the Administrative Agent no later than the relevant Submission Deadline on a duly completed and executed form substantially similar to Exhibit C-1, personally delivered or transmitted by facsimile to
           -----------
the Administrative Agent.

      "Bid Notes" and "Bid Note" respectively mean (a) the promissory
       ---------       --------
notes of the Lender, substantially in the form of Exhibit A-2, duly
                                                  -----------
completed, evidencing Bid Rate Loans made to the Company by a Lender, and
(b) a single such promissory note.

      "Bid Rate" means, relative to any Bid Rate Loan of any Lender, the
       --------
fixed rate of interest (expressed to the nearest 1/10,000 of 1%), in each case offered by such Lender in its Bid offering to make such Bid Rate Loan and, if the context so requires, accepted by the Company.

      "Bid Rate Loan" is defined in Section 2.1(b).
       -------------                --------------

      "Bid Rate Loan Acknowledgment" means an acknowledgment, duly executed
       ----------------------------
by an authorized officer of the Company, of the Company's acceptance of a Bid, substantially in the form of Exhibit C-2.
                                  -----------

      "Bid Rate Loan Confirmation" means a notice by the Administrative
       --------------------------
Agent to each Lender of a Borrowing of Bid Rate Loans, substantially in the form of Exhibit C-3.
        -----------

      "Bid Request" means a request by the Company for Bids,  submitted to
       -----------
the Administrative Agent by telephone no later than the time specified in
Section 2.6(a), promptly confirmed in writing on the same day on a duly
- --------------
completed and executed form substantially similar to Exhibit B-3, and
                                                     -----------
personally delivered or transmitted by facsimile to the Administrative Agent.

      "BofA" is defined in the preamble.
       ----                    --------

      "BofA Reimbursement Agreement" means the Reimbursement Agreement
       ----------------------------
dated December 30, 1994 among the Company, various financial institutions, BAI, as issuing bank, and BofA, as agent, together with the Continuing L/C Agreement (as defined in such Reimbursement Agreement).

      "Borrowing" means a borrowing by the Company from the Lenders (or any
       ---------
of them) pursuant to Section 2.1(a) or 2.1(b).
                     --------------    ------

      "Borrowing Request" means a loan request and certificate duly
       -----------------
executed by an authorized officer of the Company, substantially in the form of Exhibit B-1 hereto and delivered pursuant to Section 2.4.
   -----------                                  -----------

      "Business Day" means any day which is neither a Saturday or Sunday
       ------------
nor a legal holiday on which banks are authorized or required to be closed in Atlanta, Georgia, New York, New York, or Chicago, Illinois and (i) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings are carried on in the London interbank eurodollar market and (ii) with respect to disbursements and payments in and calculations pertaining to any Available Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Available Currency are carried on in the applicable offshore foreign exchange and/or interbank market in which disbursement of or payment in such Available Currency will be made or received hereunder.

      "Capital Expenditures" means, with respect to any Person, for any
       --------------------
period the aggregate of all expenditures incurred by such Person during such period on a consolidated basis (whether or not paid in cash and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of such Person during such period) which expenditures are required to be included in, or reflected by, the property, plant or equipment or similar fixed asset accounts on the balance sheet of such Person prepared in accordance with GAAP.

      "Capitalized Lease" means any lease the obligation for Rentals with
       -----------------
respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

      "Capitalized Rentals" means as of the date of any determination the
       -------------------
amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

      "CERCLA" means the Comprehensive Environmental Response, Compensation
       ------
and Liability Act of 1980, as amended.

      "Change of Control Event" means the earlier to occur of (a) the date
       -----------------------
of a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or has obtained the right to
             ----------------
acquire, legal or beneficial ownership of 50% or more of the Voting Stock of the Company, (b) the date an Acquiring Person acquires all or substantially all of the assets of the Company (for purposes hereof, the term "Acquiring Person" shall not include the Company, any of its Subsidiaries or any employee benefit plan (or related trust), sponsored or maintained by the Company or any of its Subsidiaries) or (c) the date on which a majority of the board of directors of the Company shall consist of Persons other than Continuing Directors (for purposes of this definition, "Continuing
                                                        ----------
Director" means any member of the board of directors of the Company on the
- --------
date hereof and any other member of the board of directors of the Company who shall be nominated or elected to succeed a Continuing Director by at least a majority of the Continuing Directors who are then members of the board of directors of the Company).

      "Code" means the Internal Revenue Code of 1986, as amended, and any
       ----
successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code also include any successor sections.

      "Commercial Letter of Credit Commitment" means, relative to any
       --------------------------------------
Lender or Issuer, the Dollar Amount of such Lender's or Issuer's obligation to issue or participate in commercial (trade) Letters of Credit pursuant to
Section 2.1(c) as set forth on Schedule I, as amended from time to time,
- --------------                 ----------
or as set forth in the applicable Lender Assignment Agreement executed and delivered pursuant to Section 11.11, reduced by the amount of any permanent
                      -------------
reduction(s) in such amount pursuant to this Agreement.

      "Commercial Letter of Credit Commitment Amount" means, on any date,
       ---------------------------------------------
the Dollar Amount of $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.
                 -----------

      "Commitment" means, relative to any Lender, the Dollar Amount of such
       ----------
Lender's Loan Commitment, Standby Letter of Credit Commitment and Commercial Letter of Credit Commitment.

      "Commitment Termination Date" means the earliest of
       ---------------------------

            (a)   the Stated Maturity Date;

            (b) the date on which the Total Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and
                                                  -----------

            (c) the date on which any Commitment Termination Event occurs.

      "Commitment Termination Event" means
       ----------------------------

            (a)   the occurrence of any Default described in clauses
                                                             -------
(a) through (d) of Section 9.1.7; or
- ---         ---    -------------

            (b) the occurrence and continuance of any other Event of Default and the declaration of the Obligations to be due and payable and the Commitments to be terminated pursuant to Section 9.3.
                                                 -----------

      "Committed Loans" is defined in Section 2.1(a).
       ---------------                --------------

      "Committed Notes" and "Committed Note" respectively mean (a) the
       ---------------       --------------
promissory notes of the Company, substantially in the form of Exhibit A-1,
                                                              -----------
duly completed, evidencing Committed Loans made to the Company by a Lender, and (b) a single such promissory note.

      "Company" is defined in the preamble.
       -------                    --------

      "Consolidated Debt" means, as of the date of any determination
       -----------------
thereof and without duplication, (a) all "Indebtedness" of the Company and its Subsidiaries described in clauses (i), (ii), (iii), (iv),
                              ------- ---  ----  -----  ----
(vi) and (vii) (to the extent that such Indebtedness constitutes
- ----     -----
reimbursement obligations with respect to drawn letters of credit) of the definition of such term, and (b) Guaranties of Indebtedness of other Persons, except Subsidiaries.

     "Consolidated Net Income" for any period means the sum of (i) any cash
      -----------------------
consideration received with respect to sales of export quota rights and (ii) gross revenues of the Company and its Subsidiaries for such period less all
                                                                   ----
expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests. The following items shall not be included in the computation of Consolidated Net Income:

            (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets (other than sales or other dispositions, in addition to sales of export quota rights included pursuant to clause (i) above, which do not (x) in any one case,
            ----------
result in a gain or loss in excess of $100,000 or (y) when aggregated with all other such sales or dispositions made in the same fiscal year of the Company, result in an aggregate gain or loss in excess of $300,000), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

            (b)   the proceeds of any life insurance policy;

            (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

            (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

           (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

           (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

           (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

           (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

           (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

           (j) any gain arising from the acquisition, retirement or disposition of any Securities of the Company or any Subsidiary; and

           (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

      "Consolidated Net Tangible Assets" means, as of the date of any
       --------------------------------
determination thereof, the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting, without duplication, the sum of: (i) goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP; and (ii) all deferred assets and prepaid expenses, including prepaid insurance and prepaid taxes, determined in accordance with GAAP.

      "Consolidated Shareholder's Equity" means, as of the date of any
       ---------------------------------
determination thereof, the amount that would be reflected as shareholders' equity upon a consolidated balance sheet of the Company and its Subsidiaries determined in accordance with GAAP.

      "Continuation/Conversion Notice" means a notice of continuation or
       ------------------------------
conversion and certificate duly executed by an authorized officer of the Company, substantially in the form of Exhibit B-2 hereto.
                                      -----------

      "Continuing Director" is defined in "Change of Control Event."
       -------------------                 -----------------------

      "Continuing Commercial Letter of Credit Agreement" means the
       ------------------------------------------------
Continuing Letter of Credit Agreement (Electronic Access-Confirm L/C Express) attached hereto as Exhibit R and the related Master Confirm Agreement and
                   ---------
Software Sublicense Agreement, pursuant to which the Company or its Designated Subsidiaries will give Issuance Requests to an Issuer.

      "Controlled Group" means all members of a controlled group of
       ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      "Default" means any Event of Default or any Unmatured Event of
       -------
Default.

      "Default Rate" is defined in Section 3.2.2.
       ------------                -------------

      "Depreciation" means, with respect to any period, the total amounts
       ------------
added to depreciation, obsolescence, amortization, valuation and other proper reserves during such period, as reflected in the consolidated balance sheet of the Company and its Subsidiaries in order to provide a reasonable method for systematically allocating the cost of the depreciable asset over its estimated useful life in accordance with GAAP.

      "Designated Subsidiaries" means, initially, the Material Subsidiaries
       -----------------------
set forth on Exhibit M hereto, and thereafter such Material Subsidiaries
             ---------
together with any other Material Subsidiary of the Company designated as a "Designated Subsidiary" by the Company.

      "Disbursement Date" is defined in Section 4.5.
       -----------------                -----------

      "Documentation Agent" is defined in the preamble.
       -------------------                    --------

      "Dollar" and the sign "$" mean lawful money of the United States.
       ------                -

      "Dollar Amount" means (a) with respect to Dollars or an amount
       -------------
denominated in Dollars, such amount and (b) with respect to an amount of any other Available Currency or an amount denominated in such Available Currency, the amount of Dollars into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Currency at its spot rate of exchange (which includes all related costs of conversion) applicable to the relevant transaction at or about 11:00 A.M., Atlanta time, on the date on which such calculation would be necessary for the delivery of Dollars on the applicable date contemplated in this Agreement.

      "Effective Date" means May 31, 1996.
       --------------

      "Eligible Assignee" means any Lender or any Affiliate thereof or a
       -----------------
commercial bank or other financial institution (but excluding any mutual fund or insurance company) which, in the case of commercial banks or other financial institutions, have been approved by each of the Company, the Administrative Agent and each Issuer at the time of such requested approval (which approval shall not be unreasonably withheld or delayed by any such Person).

      "Environmental Laws" means all applicable federal, state or local
       ------------------
statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders to which the Company or any Subsidiary is a party) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
       -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also include any successor sections.

      "Eurocurrency Reserve Requirement" means, with respect to any
       --------------------------------
Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Scotiabank against (i) any category of liabilities that includes deposits by reference to which the Eurodollar
Rate (Adjusted) is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans. For purposes of this

Agreement, any Eurodollar Loans hereunder shall be deemed to be funded with the proceeds of "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to Scotiabank from time to time under Regulation D.

      "Eurodollar Loan" means a Committed Loan bearing interest at a rate
       ---------------
determined by reference to the Eurodollar Rate (Adjusted).

      "Eurodollar Office" means, relative to any Lender, the office of such
       -----------------
Lender designated from time to time by such Lender as the office which shall be making or maintaining the Eurodollar Loans of such Lender hereunder or through which such Lender will be determining the Eurodollar Rate. A Lender's Eurodollar Office may be, at such Lender's option, either a domestic office or a foreign office.

      "Eurodollar Rate" means, with respect to each Interest Period for a
       ---------------
Eurodollar Loan, the average rate per annum at which Dollar deposits in
                                  --- -----
immediately available funds are offered to the London office of Scotiabank two Business Days prior to the beginning of such Interest Period by major banks in the London interbank eurodollar market at or about 11:00 a.m., London time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan of Scotiabank to be outstanding during such Interest Period.

      "Eurodollar Rate (Adjusted)" means, with respect to each Interest
       --------------------------
Period for a Eurodollar Loan, a rate per annum (rounded upward, if
                                     --- -----
necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

      Eurodollar Rate     =     Eurodollar Rate
      (Adjusted)                ------------------------
                                1-Eurocurrency Reserve
                                Requirement

      "Event of Default" is defined in Section 9.1.
       ----------------                -----------

      "Existing Agreements" means (i) the Long-Term Credit Agreement dated
       -------------------
as of June 24, 1994, as amended or otherwise modified from time to time prior to the date hereof, among the Company, certain commercial lending institutions party thereto, and Scotiabank, as agent, and (ii) the Short-Term Credit Agreement dated as of June 24, 1994, as amended or otherwise modified from time to time prior to the date hereof, among the Company, certain commercial lending institutions party thereto, and Scotiabank, as agent.

      "Extension of Credit" means the making of a Loan or the issuance or
       -------------------
Stated Expiry Date extension by an Issuer of a Letter of Credit.

      "Extension of Credit Request" means any of a Borrowing Request, a Bid
       ---------------------------
Request or an Issuance Request.

      "Facility Fee" is defined in Section 3.3.1.
       ------------                -------------

      "FDIC" means the Federal Deposit Insurance Corporation, and its
       ----
successors and assigns.

      "Federal Funds Effective Rate" means, for any day, an interest rate
       ----------------------------
per annum equal to the weighted average of the rates on overnight Federal
- --- -----
funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three Federal funds brokers of recognized standing selected by it.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve
       ------------
System or any successor thereto.

      "GAAP" is defined in Section 1.4.
       ----                -----------

      "Guaranties" by any Person means all obligations (other than
       ----------
endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, w thout limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (y) for the purchase or payment of such Indebtedness or obligation, or (z) to maintain working capital or other balance sheet condition or fixed charge coverage or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all the computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the reasonably anticipated maximum aggregate amount of such obligation, liability or dividend.

      "Hazardous Material" means
       ------------------

            (a)  any "hazardous substance," as defined by CERCLA;

            (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders to which the Company or any Subsidiary is a party) relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material, all as amended or hereafter amended.

      "HK Dollars" means lawful money of Hong Kong.
       ----------

      "Impermissible Qualification" means, relative to the opinion or
       ---------------------------
certification of any independent public accountant as to any financial statement, any qualification or exception to such opinion or certification

            (a)  which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Company to be in default of any of its obligations under this Agreement.

      "Indebtedness" of any Person means, without duplication, all (i)
       ------------
obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets or which are evidenced by bonds, notes, debentures or other similar instruments, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals payable by such Person under any Capitalized Lease,
(v) Guaranties of such Person, (vi) amounts of indebtedness which represent recourse liabilities to such Person with respect to any structured financing or off-balance sheet financing that would be included on a balance sheet of such Person in accordance with GAAP if such financing were characterized as Indebtedness rather than a sale of assets, and (vii) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn) issued for the account of such Person (including, without limitation, the Letters of Credit).

      "Indemnified Liabilities" is defined in Section 11.4.
       -----------------------                ------------

      "Indemnified Parties" is defined in Section 11.4.
       -------------------                ------------

      "Interest Charges" for any period means all interest and all
       ----------------
amortization of debt discount and expense on all Indebtedness of the Company and its Subsidiaries. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

      "Interest Coverage Ratio" means, as at any date of determination,
       -----------------------
with respect to any period for the Company and its Subsidiaries, the ratio of
(a) Consolidated Net Income for the previous twelve-month consecutive period ending as of the date of determination plus (to the extent deducted in
                                       ----
determining Consolidated Net Income) Depreciation, Interest Charges, all provisions for any federal, state or other income taxes and all other non-cash charges made for the same period less Capital Expenditures for the
                                          ----
same period to (b) Interest Charges for the same period.

      "Interest Period" (a) with respect to any Eurodollar Loan, means the
       ---------------
period beginning on and including the date on which such Loan is made or continued as or converted into a Eurodollar Loan and ending one, two, three or six months thereafter as the Company shall specify in the related notice pursuant to Section 2.4 or 2.5, and (b) with respect to any Bid Rate
            -----------    ---
Loan, means the period from the Borrowing date for such Bid Rate Loan and ending not less than seven (7) days nor more than one hundred seventy-nine
(179) days thereafter (which final day must be a Business Day) as specified by the Company in the applicable Bid Request; provided that:
                                              --------

            (A) if the Company does not specify any Interest Period for any Eurodollar Loan in the related notice pursuant to Section 2.4
                                                          -----------
or 2.5, such Interest Period shall be the period starting on the
   ---
Borrowing date or the last day of the prior Interest Period, as the case may be, for such Eurodollar Loan and ending one month thereafter;

            (B) if an Interest Period for any Eurodollar Loan would otherwise end on a day which is not a Business Day, such Interest
Period shall end on the next succeeding

Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day);

            (C) no Interest Period may end later than the Stated Maturity Date; and

            (D) in the case of an Interest Period for a Eurodollar Loan, if there exists no day numerically corresponding to the first day of such Interest Period in the month in which the last day of such Interest Period would otherwise fall, such Interest Period shall end on the last Business Day of such month.

      "Invitation for Competitive Bid Quotes" means a notice to Lenders by
       -------------------------------------
the Administrative Agent inviting Bids, substantially in the form of Exhibit B-4, completed and delivered pursuant to Section 2.6(a).
- -----------                                      --------------

      "Issuance Request" means (i) a properly completed application for a
       ----------------
Letter of Credit on the applicable Issuer's standard form, executed by an authorized financial officer of the applicable Applicant(s) or (ii) a request given in accordance with the terms of this Agreement and Continuing Commercial Letter of Credit Agreement, to issue, amend, modify, extend or renew a Letter of Credit.

      "Issuer" means any Affiliate, unit or agency of Scotiabank and/or
       ------
BAI.

      "Japanese Yen" means lawful money of Japan.
       ------------

      "Lender" and "Lenders" are defined in the preamble.
       ------       -------                     --------

      "Lender Assignment Agreement" means an Assignment and Assumption
       ---------------------------
Agreement substantially in the form of Exhibit P hereto.
                                       ---------

      "Letter of Credit" has the meaning assigned to that term in
       ----------------
Section 4.1.
- -----------

      "Letter of Credit Commitment" means, relative to any Lender or
       ---------------------------
Issuer, such Lender's Standby Letter of Credit Commitment and Commercial Letter of Credit Commitment.

      "Letter of Credit Outstandings" means, at any time, a Dollar Amount
       -----------------------------
equal to the sum of

            (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate
Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise),

plus
- ----

            (b) the aggregate Dollar Amount at such time of all unpaid and outstanding Reimbursement Obligations.

      "Leverage Ratio" means the ratio of (a) Consolidated Debt to (b) the
       --------------
sum of (i) Consolidated Debt plus (ii) Consolidated Shareholder's Equity.
                             ----

      "Lien" means any security interest, mortgage, pledge, hypothecation,
       ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loan Commitment" means, relative to any Lender, the amount of such
       ---------------
Lender's obligation to make Committed Loans pursuant to Section 2.1(a) as
                                                        --------------
set forth on Schedule I, as amended from time to time, or as set forth in
             ----------
the applicable Lender Assignment Agreement executed and delivered pursuant to
Section 11.11, reduced by the amount of any permanent reduction(s) in such
- -------------
amount pursuant to this Agreement.

      "Loan Commitment Amount" means, on any date, $200,000,000, as such
       ----------------------
amount may be reduced from time to time pursuant to Section 2.2.
                                                    -----------

      "Loans" and "Loan" respectively mean (a) all loans (including
       -----       ----
Committed Loans and Bid Rate Loans) made by the Lenders or a single Lender (as the context requires) to the Company pursuant to Article 2, and (b) a
                                                     ---------
single such Committed or Bid Rate Loan made by any Lender.

      "Loan Document" means this Agreement, the Notes, the Administrative
       -------------
Agent Fee Letter, the Issuance Requests and each other relevant agreement, document or instrument delivered in connection with this Agreement, the Notes, the Issuance Requests, the Continuing Commercial Letter of Credit Agreement and the Administrative Agent Fee Letter.

      "Material Compliance" means compliance to the extent that any
       -------------------
non-compliance does not have a material adverse effect on the financial condition, operations, assets, business or properties of the Company and its Subsidiaries taken as a whole or the ability of the Company to pay or perform any of the monetary Obligations or the enforceability of any of the Loan Documents.

      "Material Subsidiary" means (i) each Subsidiary listed on Exhibit H
       -------------------                                      ---------
hereto which is designated therein as a "Material

Subsidiary"; (ii) any Subsidiary that the Company designates as a "Material Subsidiary" by updating Exhibit H hereto in a written notice delivered (which
                        ---------
may be by facsimile transmission) to the Administrative Agent from time to time; and (iii) any Subsidiary which is acquired or created or party to a merger or some other corporate reorganization or otherwise acquires all or substantially all of the assets of another Person following the Effective Date and meets any of the following conditions:

            (a) the assets of such Subsidiary (valued at the greater of book or fair market) as at the end of the immediately preceding fiscal year exceed $1,000,000; or

            (b) the aggregate sum of all assets (valued at the greater of book or fair market) of such Subsidiary, when combined with the assets of all other Subsidiaries to which clauses (a) through
                                              -----------
(d) of Section 9.1.7 would have applied if not for the limitations
- ---    -------------
set forth in this definition during the 3-year period immediately preceding the date of such determination, exceeds $1,000,000; or

            (c) the sum of the portion of Consolidated Net Income of the Company and its Subsidiaries which were contributed by such Subsidiary during the immediately preceding fiscal year exceeds
$1,000,000.

      "Maximum Offer" is defined in Section 2.6(b).
       -------------                --------------

      "Maximum Request" is defined in Section 2.6(a).
       ---------------                --------------

      "Minority Interests" means any shares of stock of any class of a
       ------------------
Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries.
Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

      "Notes" and "Note" respectively mean (a) the Bid Notes and the
       -----       ----
Committed Notes, and (b) a single such Note.

      "Obligations" means all obligations (monetary or otherwise) of the
       -----------
Company arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

      "Overnight Rate" means, for any day, the rate of interest per annum
       --------------
at which overnight deposits in the Available Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Scotiabank's London Branch to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day shall be the Overnight Rate for the preceding Business Day.

      "Participant" is defined in Section 11.11.2.
       -----------                ---------------

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity
       ----
succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan," as such term is defined in
       ------------
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth
       ----------
on Schedule I hereto, as amended from time to time, or set forth in the
   ----------
applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.
                                                            -------------

      "Permits" is defined in Section 8.15.
       -------                ------------

      "Person" means any natural person, corporation, limited liability
       ------
company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Portion" is defined in Section 2.6(b).
       -------                --------------

      "Potential Extension Date" means each October 31, or the next
       ------------------------
Business Day if such day is not a Business Day, in each year, beginning in 1997, during the term of this Agreement.

      "Pricing Period" means the period commencing on the forty-fifth day
       --------------
after the end of a fiscal quarter and ending on the forty-fourth day after the end of the succeeding fiscal quarter.

      "Pro Rata Distribution Event" is defined in Section 5.10(c).
       ---------------------------                ---------------

      "Purchasing Lender" is defined in Section 2.3(b).
       -----------------                --------------

      "Quarterly Payment Date" means the last day of each January, April,
       ----------------------
July and October or, if any such day is not a Business Day, the next succeeding Business Day.

      "Rating Agency" means Standard & Poor's Ratings Group, Inc., Moody's
       -------------
Investors Services, Inc. or Duff & Phelps Corporation, as the case may be, provided that a Senior Debt Rating from Duff & Phelps Corporation shall
- --------
only be effective for purposes of determining the Applicable Eurodollar Margin, the Applicable Facility Fee Percentage and the Applicable Commercial Letter of Credit Margin at a time when the Company has also concurrently received, from another Rating Agency, a Senior Debt Rating that is not greater than that given by Duff & Phelps Corporation.

      "Reimbursement Obligation" has the meaning assigned to that term in
       ------------------------
Section 4.6.
- -----------

      "Release" means a "release", as such term is defined in CERCLA.
       -------

      "Rentals" means and includes all fixed rents (including as such all
       -------
payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

      "Required Lenders" means, at any time, Lenders with an aggregate
       ----------------
Percentage of at least 66-2/3%; provided that after the Commitments shall
                                --------
have been irrevocably terminated, "Required Lenders" shall mean Lenders
                                   ----------------
holding at least 66-2/3% of the Aggregate Outstanding Liabilities.

      "Resource Conservation and Recovery Act" means the Resource
       --------------------------------------
Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as
amended.                                               ------

      "Responsible Officer" means the President, Chief Executive Officer,
       -------------------
Executive Vice President-Administration, Vice President-Controller, Vice President-Treasurer or General Counsel of the Company.

      "Scotiabank" is defined in the preamble.
       ----------                    --------

      "Security" has the same meaning as in Section 2(1) of the Securities
       --------
Act of 1933, as amended.

      "Senior Debt Rating" is defined in "Applicable Eurodollar Margin".
       ------------------                 ----------------------------

      "Standby Letter of Credit Commitment" means, relative to any Lender
       -----------------------------------
or Issuer, the Dollar Amount of such Lender's or Issuer's obligation to issue or participate in standby Letters of Credit pursuant to Section 2.1(c) as
                                                        --------------
set forth on Schedule I, as amended from time to time, or as set forth in
             ----------
the applicable Lender Assignment Agreement executed and delivered pursuant to
Section 11.11, reduced by the amount of any permanent reduction(s) in such
- -------------
amount pursuant to this Agreement.

      "Standby Letter of Credit Commitment Amount" means, on any date, the
       ------------------------------------------
Dollar Amount of $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.
            -----------

      "Stated Amount" of each outstanding Letter of Credit means the
       -------------
maximum Dollar Amount that thereafter could be drawn under such Letter of Credit.

      "Stated Expiry Date" has the meaning assigned to that term in
       ------------------
Section 4.1.
- -----------

      "Stated Maturity Date" means October 30, 1999, or such anniversary
       --------------------
thereof (or the next Business Day if such day is not a Business Day) to which the Stated Maturity Date shall be extended pursuant to Section 2.3.
                                                       -----------

      "Submission Deadline" is defined in Section 2.6(b).
       -------------------                --------------

      "Subsidiary" means any corporation, partnership, association, limited
       ----------
liability company, or other business entity of which 50% or more of the Voting Stock is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

      "Taxes" is defined in Section 5.7.
       -----                -----------

      "Terminating Lender" means any Lender that has given or is deemed to
       ------------------
have given a Termination Notice.

      "Termination Notice" means a notice by a Lender to the Administrative
       ------------------
Agent and the Company in writing pursuant to Section 2.3 that such Lender
                                             -----------
does not desire to extend the Stated Maturity Date; provided that any
                                                    --------
Lender that fails to respond to a request by the Company to extend the Stated Maturity Date within the applicable response time shall be deemed to have given a Termination Notice to the Company and the Administrative Agent.

      "Total Commitment Amount" means, on any date, the Dollar Amount of
       -----------------------
$300,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.
- -----------

      "Type" means, relative to any Committed Loan, the portion thereof, if
       ----
any, being maintained as a Base Rate Loan or a Eurodollar Loan.

      "Unmatured Event of Default" means any condition, occurrence or event
       --------------------------
which, after notice or lapse of time or both, would constitute an Event of Default.

      "Voting Stock" means Securities of any class or classes the holders
       ------------
of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "Welfare Plan" means a "welfare plan", as such term is defined in
       ------------
Section 3(1) of ERISA.

      "Wholly-owned" when used in connection with any Subsidiary means a
       ------------
Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

      SECTION 1.2     Use of Defined Terms.  Unless otherwise defined or the
                      --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Notes and each Borrowing Request, Issuance Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3     Cross-References.  Unless otherwise specified,
                      ----------------
references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4     Accounting and Financial Determinations.  Unless
                      ---------------------------------------
otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the
                                                 ----
preparation of the financial statements referred to in Section 7.5.
                                                       -----------

                                   ARTICLE 2

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

      SECTION 2.1     Commitments.
                      -----------

            (a) From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender, severally and for itself alone, agrees to make loans ("Committed Loans") to the Company
                                     ---------------
equal to the product of (i) such Lender's Percentage and (ii) the aggregate amount of the Borrowing of Committed Loans requested by the Company to be made on such Business Day; provided that (x) at no time
                                         --------
shall any Lender's Percentage of the aggregate principal amount of all Committed Loans exceed such Lender's Loan Commitment, (y) the aggregate principal amount of all outstanding Committed Loans shall not at any time exceed an amount which, when added (without duplication) to the sum of all other Aggregate Outstanding Liabilities on such day (after giving effect to the incurrence or repayment of any Aggregate Outstanding Liabilities on such day), would exceed the Total Commitment Amount and (z) the sum of (i) the aggregate principal amount of all outstanding Committed Loans plus (ii) the aggregate outstanding
                            ----
principal amount of all Bid Rate Loans shall not exceed the Loan Commitment Amount. Within the foregoing limits, and subject to the terms and conditions hereinafter set forth, the Company may borrow, prepay and reborrow Committed Loans.

            (b) From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender, severally and for itself alone, on the terms and subject to the conditions hereinafter set forth, hereby agrees to make loans (the "Bid Rate Loans") to the
                                             --------------
Company in amounts equal to such Lender's Bids which have been accepted as provided in, and as more particularly described in,
Section 2.6(c).  No Lender shall be obligated to make any Bid.  The
- --------------
aggregate principal amount of Bid Rate Loans which the Company may request to be made on any Business Day shall not exceed an amount which, (x) when added (without duplication) to the sum of all other Aggregate Outstanding Liabilities on such Business Day (after giving effect to the incurrence or repayment of any Aggregate Outstanding Liabilities on such day), would exceed the Total Commitment Amount (y) when added (without duplication) to the sum of all outstanding Committed Loans on such Business Day (after giving effect to the incurrence or repayment of any Bid Rate Loans or Committed Loans on such day), would exceed the Loan Commitment Amount and (z) when added (without duplication) to the sum of all other outstanding Bid Rate Loans on such date (after giving effect to the incurrence or repayment of any Bid Rate Loans on such date), would exceed $100,000,000.

            (c) From time to time on any Business Day, each Issuer, severally and for itself alone, on the terms and subject to the conditions hereinafter set forth, hereby agrees to issue, and each Lender, severally and for itself alone, on the terms and subject to the conditions hereinafter set forth, hereby agrees to participate in, the Letters of Credit, in accordance with Article 4; provided, that
                                      ---------  --------  ----
(v) at no time shall any Lender's Percentage of Letter of Credit Outstandings with respect to standby Letters of Credit exceed such Lender's Standby Letter of Credit Commitment, (w) at no time shall any Lender's Percentage of Letter of Credit Outstandings with respect to commercial (trade) Letters of Credit exceed such Lender's Commercial Letter of Credit Commitment, (x) the sum of (i) Letter of Credit Outstandings plus (ii) all other Aggregate Outstanding Liabilities
             ----
shall not exceed the Total Commitment Amount, (y) the Letter of Credit Outstandings with respect to commercial (trade) Letters of Credit shall not exceed the Commercial Letter of Credit Commitment Amount and (z) the Letter of Credit Outstandings with respect to standby Letters of Credit shall not exceed the Standby Letter of Credit Commitment Amount.

      SECTION 2.2     Reduction or Termination of the Commitments. The
                      -------------------------------------------
Company shall have the right, at any time and from time to time, to reduce permanently in part, or to terminate in whole, without penalty or premium, the Total Commitment Amount, the Loan Commitment Amount, the Standby Letter of Credit Commitment Amount or the Commercial Letter of Credit Commitment Amount, upon not less than (3) Business Days' prior notice (by facsimile, or by telephone (confirmed in writing promptly thereafter)) received by the Administrative Agent (which shall promptly advise each Lender thereof), which notice shall designate the date (which shall be a Business Day) of such reduction or termination and the Dollar Amount of any partial reduction of the Total Commitment Amount, the Loan Commitment Amount, the Standby Letter of Credit Commitment Amount or the Commercial Letter of Credit Commitment Amount; provided that the Company may not reduce (w) the Total Commitment
        --------
Amount to a Dollar Amount which is less than the Aggregate Outstanding Liabilities outstanding on the effective date specified in such notice, (x) the Loan Commitment to an amount which is less than the aggregate unpaid principal amount of Loans outstanding on the effective date specified in such notice, (y) the Standby Letter of Credit Commitment Amount to a Dollar Amount which is less than the Letter of Credit Outstanding with respect to standby Letters of Credit, and (z) the Commercial Letter of Credit Commitment Amount to a Dollar Amount which is less than the Letter of Credit Outstandings with respect to commercial (trade) Letters of Credit. Any such partial reduction or termination of the Total Commitment Amount, the Loan Commitment Amount, the Standby Letter of Credit Commitment Amount or the Commercial Letter of Credit Commitment Amount shall be in a minimum Dollar Amount of $5,000,000 and integral multiples of a

Dollar Amount of $1,000,000 in excess thereof and shall, in the case of any such reduction, reduce each Lender's applicable Commitment by a Dollar Amount equal to the product of (a) such Lender's Percentage and (b) the aggregate reduction in such Loan Commitment Amount, Standby Letter of Credit Commitment Amount or Commercial Letter of Credit Commitment Amount. Such partial reduction or termination of the Loan Commitment Amount, Commercial Letter of Credit Commitment Amount, Standby Letter of Credit Commitment Amount or Total Commitment Amount shall be effective on the date specified in the Company's aforesaid notice. The Company may only terminate the Total Commitment Amount upon payment in full of all Aggregate Outstanding Liabilities and all other Obligations. The Company may only terminate the Loan Commitment Amount upon payment in full of all outstanding Loans. The Company may only terminate the Standby Letter of Credit Commitment Amount upon the cash collateralization (which may be satisfied by providing back-up letters of credit from banks acceptable to the Lenders) in full, pursuant to documentation in form and substance satisfactory to the Lenders, of all Letter of Credit Outstandings with respect to standby Letters of Credit. The Company may only terminate the Commercial Letter of Credit Commitment Amount upon the cash collateralization (which may be satisfied by providing back-up letters of credit from banks acceptable to the Lenders) in full, pursuant to documentation in form and substance satisfactory to the Lenders, of all Letter of Credit Outstanding with respect to commercial (trade) Letters of Credit. All reductions in the Total Commitment Amount, the Loan Commitment Amount, the Standby Letter of Credit Commitment Amount or the Commercial Letter of Credit Commitment Amount shall be pro rata among the Lenders according to their respective
Percentages.

      SECTION 2.3     Extension of Stated Maturity Date.
                      ---------------------------------

            (a) Provided that no Default shall have occurred and be continuing, and that all of the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of such request, at least sixty (60) but not more than ninety (90) days before the Potential Extension Date in 1997, 1998, 1999, and, if the Stated Maturity Date has been previously extended, 2000, the Company may provide the Administrative Agent with written notice that it desires to extend the Stated Maturity Date for an additional year; provided that the Stated Maturity Date may not be
                    --------
extended more than twice.

            (b) Upon receipt of written notice requesting extension of the Stated Maturity Date from the Company, the Administrative Agent will promptly provide copies of such notice to the Lenders. Each Lender shall notify (but in any event within fifteen (15) Business Days) the Administrative Agent of its consent to or rejection of the extension of the

Stated Maturity Date (by facsimile or by telephone (confirmed in writing promptly thereafter)) on or before thirty (30) days prior to the applicable Potential Extension Date. The failure of any Lender to timely notify the Administrative Agent of its consent or rejection pursuant to this clause (b)
                                                                  ----------
shall be deemed to be a rejection by such Lender of such extension request, and such Lender shall be a Terminating Lender hereunder. Promptly after the applicable response date, the Administrative Agent shall give each non-Terminating Lender and the Company notice of its receipt (or deemed receipt) or non-receipt of Termination Notices. If the Administrative Agent has
notified the Company of its receipt (or deemed receipt) of any
Termination Notices, the Company shall then have the right to have the Terminating Lender's Commitments, Committed Loans and participation interests in Letters of Credit assigned to and assumed by (which right shall expire one (1) Business Day prior to the applicable Potential
Extension Date) one or more Assignee Lenders (which may be
non-Terminating Lenders) as purchasing banks under this Agreement (in such capacity, each a "Purchasing Lender") to replace such
                       -----------------
Terminating Lender(s); provided that (i) no Purchasing Lender may
                       --------
have Commitments greater than the then Commitments of the Lender
(including its Affiliates) which is then the Administrative Agent without the approval of such Lender and (ii) if such Terminating Lender is an Issuer then another Lender other than the Purchasing Lender which is replacing such Terminating Lender may be designated by the Company and the Administrative Agent as a replacement Issuer.

            (c) On any applicable Potential Extension Date, if (i) the aggregate Percentage of the Total Commitment Amount of the Terminating Lenders (excluding the Percentage of the Total Commitment Amount of any Terminating Lender to the extent that such Terminating Lender's Commitments are purchased by a Purchasing Lender) is less than 33%,
(ii) no Default has occurred and is continuing on and as of such date, and (iii) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of such date, then the Administrative Agent shall so notify the Company, and if the Company affirmatively requests the Administrative Agent in writing (which may be by facsimile) to extend the Stated Maturity Date, then the following shall occur on such Potential Extension Date: (1)
the Stated Maturity Date shall be automatically extended for one year for all of the Lenders other than the Terminating Lenders, (2) the Terminating Lender(s) (upon payment in full of all of the Obligations (including, without limitation, any outstanding Bid Rate Loans of any such Terminating Lender) owed to them on and as of such date by the Company and/or the Purchasing Lenders) shall cease to be Lenders hereunder, (3) the Purchasing Lenders shall be Lenders hereunder, (4) the Total Commitment

Amount shall be automatically reduced by the aggregate Percentage of the Total Commitment Amount of the Terminating Lenders (excluding the Percentage of the Total Commitment Amount of any Terminating Lender to the extent that such Terminating Lender's Commitments are purchased by a Purchasing Lender); provided that the then Aggregate Outstanding
                      --------
Liabilities shall not exceed the resulting Total Commitment Amount,
(5) the Loan Commitment Amount shall be reduced by an amount equal to the reduction in the Total Commitment Amount, (6) the Loan Commitment
of each non-Terminating Lender and each Purchasing Lender shall be equal to the Percentage of each such Lender multiplied by the reduced Loan Commitment Amount, (7) the Standby Letter of Credit Commitment of each non-Terminating Lender and each Purchasing Lender shall be equal to the Percentage of each such Lender multiplied by the Standby Letter of
Credit Commitment Amount, and (8) the Commercial Letter of Credit Commitment of each non-Terminating Lender and each Purchasing Lender shall be equal to the Percentage of each such Lender multiplied by the Commercial Letter of Credit Commitment Amount. The transfer of Commitments, outstanding Committed Loans and participations in Letters of Credit from Terminating Lenders to Purchasing Lenders shall take place as of the applicable Potential Extension Date, and pursuant to the execution, delivery, acceptance and recording of a Lender Assignment Agreement in accordance with the procedures set forth in Section 11.11.1;
                                                         ---------------
it being understood, however, that if any Purchasing Lender is also a
- -------------------  -------
non-Terminating Lender then neither such Purchasing Lender nor the related Terminating Lender shall be required to pay any processing or recordation fees to the Administrative Agent pursuant to such Section
11.11.1.                                                      -------
- -------

            (d) On any applicable Potential Extension Date, if (i) the aggregate Percentage of the Total Commitment Amount of the Terminating Lenders (excluding the Percentage of the Total Commitment Amount of any Terminating Lender to the extent that such Terminating Lender's Commitments are purchased by a Purchasing Lender) is greater than 33%,
(ii) a Default has occurred and is continuing on and as of such date,
(iii) the representations and warranties contained in the Loan Documents are not true and correct in all material respects on and as of such date, (iv) any Terminating Lender shall not have been fully paid all of the Obligations owed to it by the Company on and as of such date, (v) the Aggregate Outstanding Liabilities would be greater than the reduced Total Commitment Amount, or (vi) if the conditions contained in Section 2.3(c) are satisfied, but the Company fails to
             --------------
affirmatively request the Administrative Agent in writing (which may be by facsimile) to extend the Stated Maturity Date for an additional year, then the Stated Maturity Date shall not be so extended and, irrespective of whether a Lender has sent or has not sent a Termination

Notice as provided in Section 2.3(b), the Stated Maturity Date of
                      --------------
each Lender shall not be extended on such Potential Extension Date and no Purchasing Lender shall assume a Commitment pursuant to this
Section 2.3 and no Lender shall be a Terminating Lender.
- -----------

            (e) Each Terminating Lender shall have no further rights or obligations or Commitments hereunder following the date on which it is terminated as a Lender under this Agreement as provided herein other than any rights or obligations accruing on or prior to such date on which it is terminated as a Lender under this Agreement as provided herein; provided, however, that if any Issuer is a Terminating
        --------  -------
Lender the Letters of Credit issued by such Issuer prior to the date on which it is terminated as a Lender under this Agreement shall remain outstanding notwithstanding the termination of the Commitments of such Terminating Lender. The non-Terminating Lenders and the Purchasing Lenders shall have a 100% participation interest in all such outstanding Letters of Credit all as more particularly set forth in this Section 2.3.
     -----------

      SECTION 2.4     Committed Loans Borrowing Procedure.  By delivering a
                      -----------------------------------
Borrowing Request to the Administrative Agent, the Company may from time to time irrevocably request that a Borrowing of Committed Loans be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof or in the unused amount of the Loan Commitments but shall not exceed an amount which, on the proposed date of the Borrowing, when added (without duplication) to the sum of all other Aggregate Outstanding Liabilities on such date (after giving effect to the incurrence or repayment of any Aggregate Outstanding Liabilities on such date) would exceed the Total Commitment Amount or the limits set forth in Section 2.1. Such Borrowing
                                             -----------
Request, in the case of a Borrowing of Base Rate Loans, shall be delivered to the Administrative Agent on or before 11:00 a.m., Atlanta time, on a Business Day (which may be the same day as the date requested for the Borrowing), and, in the case of a Borrowing of Eurodollar Loans, shall be delivered to the Administrative Agent on or before 11:00 a.m., Atlanta time, on a Business Day that is at least three (3) but no more than five (5) Business Days prior to the date requested for such Borrowing. On the terms and subject to the conditions of this Agreement, each Borrowing of Committed Loans shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 3:00 p.m., Atlanta time, in the case of a Borrowing of Base Rate Loans, or on or before 12:00 noon, Atlanta time, in the case of a Borrowing of Eurodollar Loans, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to the product of (i) such Lender's Percentage and
(ii) the amount of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders (subject to the provisions of Section 2.8), the Administrative Agent shall
                              -----------
make such funds available to the Company by wire transfer to the accounts the Company shall have specified in its Borrowing Request. No Lender's obligation to make any Committed Loan shall be affected by any other Lender's failure to make any Committed Loan. All Borrowings, repayments and prepayments of Committed Loans shall, except as otherwise required by
Section 5.10(b) following the occurrence of a Pro Rata Distribution Event,
- ---------------
be made so that after giving effect thereto all Committed Loans shall be pro rata among the Lenders according to their respective Percentages.

      SECTION 2.5     Continuation and Conversion Elections.  By delivering
                      -------------------------------------
a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., Atlanta time, on a Business Day, the Company may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof, of any Committed Loans be, in the case of Base Rate Loans, converted into Eurodollar Loans or, in the case of Eurodollar Loans, be converted into a Base Rate Loan or continued as a Eurodollar Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days but no more than five (5) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loans shall, on such last day, automatically convert to a Base Rate Loan); provided that (w) each such conversion or continuation
                 --------
shall be pro-rated among the applicable outstanding Committed Loans of all Lenders, (x) no portion of the outstanding principal amount of any Committed Loans may be continued as, or be converted into, Eurodollar Loans less than one (1) month prior to the Stated Maturity Date or when any Default has occurred and is continuing, (y) any conversion into, or continuation of, any Eurodollar Loans on a day other than the last day of the then current Interest Period with respect thereto shall be subject to the provisions of
Section 5.5, and (z) after giving effect to any continuation or conversion,
- -----------
the aggregate principal amount of any Eurodollar Loans having a particular Interest Period shall be at least $5,000,000 and an integral multiple of $1,000,000 in excess thereof.

      SECTION 2.6     Procedures with Respect to Bid Rate Loans.
                      -----------------------------------------

            (a)  The Company may make Bid Requests by 11:00 a.m.,
Atlanta time, at least one (1) Business Day prior to the proposed date of Borrowing for one or more Bid Rate Loans. Each Bid Request shall be given to the Administrative Agent (which shall promptly on the same day give notice thereof to each Lender by facsimile of an Invitation For Competitive Bid Quotes if the Bid Request is not rejected pursuant to this Section), by telephone (confirmed in writing promptly
        -------
on the same day by the delivery of a Bid Request, signed by an authorized officer of the Company), and shall specify (i) the proposed date of Borrowing, which shall be a Business Day; provided that there shall
                                          --------
be no more than five (5) Bid Requests in any one calendar month,
(ii) the aggregate amount of the proposed Bid Rate Loans (the "Maximum
                                                               -------
Request") which shall not (A) exceed an amount which, on the proposed
- -------
date of Borrowing, when added (without duplication) to the sum of all other Aggregate Outstanding Liabilities on such date (after giving effect to the incurrence or repayment of any Aggregate Outstanding Liabilities on such date) would exceed the Total Commitment Amount, (B) exceed an amount which, on the proposed date of Borrowing, when added to the sum of all Committed Loans on such date (after giving effect to the incurrence or repayment of any Loans on such date) would exceed the Loan Commitment Amount, or (C) exceed an amount which, on the proposed date of Borrowing, when added (without duplication) to the sum of all other Bid Rate Loans on such date (after giving effect to the incurrence or repayment of any Bid Rate Loans on such date) would exceed $100,000,000, or (D) be less than $1,000,000 or, for amounts in excess thereof, an integral multiple of $500,000, (iii) the Interest Period(s) therefor, and (iv) if more than one Interest Period is so specified, the principal amount (not less than $1,000,000 or, for amounts in excess thereof, an integral multiple of $500,000) allocable to each such Interest Period. A Bid Request that does not conform substantially to the form of Exhibit B-3 shall be rejected, and the
                             -----------
Administrative Agent shall promptly notify the Company of such rejection.

            (b) Each Lender in its sole discretion may (but is not obligated to) submit a Bid or Bids to the Administrative Agent not later than 10:00 a.m., Atlanta time (or, upon reasonable prior notice to the Lenders, such other time as the Company and the Administrative Agent may agree), on the proposed date of the Borrowing specified in such Bid Request (such 10:00 a.m. time (or agreed other time) being herein called the "Submission Deadline"), by facsimile or in writing,
                   -------------------
and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Bid Rate Loan described in the
                  -------
relevant Bid Request at a Bid Rate specified therein in an aggregate principal amount of $1,000,000 and, for amounts in excess thereof, an integral multiple of $500,000; provided that Bids submitted by the
                               --------
Administrative Agent may only be submitted if the Administrative Agent notifies the Company of the terms of its Bid not later than fifteen
(15) minutes prior to the Submission Deadline. Multiple Bids may be delivered to the Administrative Agent. The aggregate Portions of Bid Rate Loans for any or all Interest Periods offered by a Lender in its Bid may exceed the Maximum Request contained in the relevant Bid Request; provided that each Bid shall set forth
         --------
the maximum aggregate amount of the Bid Rate Loans offered thereby which the Company may accept (the "Maximum Offer"), which Maximum Offer shall
                             -------------
not exceed the Maximum Request.

            (c) The Administrative Agent shall promptly give notice by telephone (promptly confirmed in writing) to the Company of all complying Bids received by the Administrative Agent prior to the Submission Deadline. The Company shall, in its sole discretion but subject to Section 2.6(d), irrevocably accept or reject any such
           --------------
complying Bid (or any Portion offered by such Bid) not later than 11:00 a.m., Atlanta time, on the proposed Borrowing date by notice to the Administrative Agent by telephone (confirmed in writing in the form of a Bid Rate Loan Acknowledgment promptly the same day). Promptly on the day of the Submission Deadline, the Administrative Agent will give notice to each Lender that submitted a Bid as to the extent, if any, that such Lender's Bid has been accepted. If the Administrative Agent fails to receive notice from the Company of its acceptance or rejection of any Bids at or prior to 11:00 a.m., Atlanta time, on such day, all such Bids shall be deemed to have been rejected by the Company, and the Administrative Agent will give to each Lender which submitted a Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Bid, the Administrative Agent shall notify each Lender that submitted a Bid, in the form of a Bid Rate Loan Confirmation, of the amount, maturity date and Bid Rate for each Bid Rate Loan.

            (d)  If the Company accepts a Portion of a proposed Bid
Rate Loan for a single Interest Period at the Bid Rate provided therefor in a Lender's Bid, such Portion shall be in a principal amount of $1,000,000 (subject to such lesser allocation as may be made pursuant to the provisions below in this clause (d)) or, for amounts
                                         ----------
in excess thereof, in integral multiples of $500,000. The aggregate principal amount of Bid Rate Loans accepted by the Company following Bids responding to a Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Bid Rate Loans accepted by the
Company pursuant to a Lender's Bid shall not exceed the Maximum Offer therein contained. If the Company accepts any Bid Rate Loans or
Portion offered in any Bid, the Company must accept Bids (and Bid Rate Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Interest Period and no other criteria. If two (2) or more Lenders submit Bids with identical Bid Rates for the same Interest Period and the Company accepts any thereof, the Company shall, subject to the first three sentences of this clause (d), accept all such Bids as nearly as possible in proportion
- ----------
to the amounts of such Lenders' respective Bids with identical Bid
Rates for such Interest Period; provided that if the amount of Bid
                                --------
Rate Loans to be so allocated is not
sufficient to enable each such Lender to make such Bid Rate Loan (or Portions thereof) in an aggregate principal amount of $1,000,000, or for amounts in excess thereof, an integral multiple of $500,000, the Company shall round the Bid Rate Loans (or Portions thereof) allocated to such Lender or Lenders as the Company shall select as necessary to a minimum of $500,000 and the nearest multiple of $100,000.

            (e) Not later than 1:00 p.m., Atlanta time, on the relevant Borrowing date, each Lender whose Bid was accepted by the Company shall make available to the Administrative Agent at its head office in Atlanta, Georgia, in immediately available funds, the proceeds of such Lender's Bid Rate Loan(s). Promptly upon receipt thereof by the Administrative Agent (subject to the provisions of
Section 2.8) and fulfillment (or, as provided herein, waiver) of the
- -----------
conditions and against receipt of the documents, if any, specified in
Article 6 with respect to the relevant Borrowing, the Administrative
- ---------
Agent shall make available to the Company (at an account with the Administrative Agent or elsewhere as the Company may from time to time instruct the Administrative Agent in writing) on the relevant Borrowing date the proceeds of such Borrowing, in immediately available funds. Each Borrowing of Bid Rate Loans shall be on a Business Day.

      SECTION 2.7     Funding.  Each Lender may, if it so elects, fulfill
                      -------
its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided that such Eurodollar Loan shall nonetheless be deemed to
      --------
have been made and to be held by such Lender, and the obligation of the Company to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility.

      SECTION 2.8     Availability of Funds.  Unless the Company or a
                      ---------------------
Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) if the
                      --- -----
recipient is a Lender, the Federal Funds Effective Rate for such day, or
(ii) if the recipient is the Company, the applicable interest rate otherwise payable by the Company in respect of such Loan (or at the Default Rate if payment to the Company was not to be made in respect of a Loan).

      SECTION 2.9     Reliance Upon Telephonic Notices.  The Administrative
                      --------------------------------
Agent and each Issuer may rely and act upon notice given by telephone by individuals reasonably believed by the Administrative Agent or such Issuer to be those individuals designated on Exhibit S or otherwise designated by the
                                   ---------
Company to the Administrative Agent or such Issuer in writing from time to time to possess authority to give such notice, without waiting for such receipt of written confirmation thereof, and the Company hereby indemnifies and holds harmless the Administrative Agent and each Issuer from and against any and all losses, costs, expenses, damages, claims, actions and other proceedings relating to such reliance, except for such losses, costs, expenses, damages, claims, actions and proceedings resulting from acts or omissions constituting gross negligence or willful misconduct on the part of the Administrative Agent or the relevant Issuer. If a written confirmation differs in any respect from the action taken by the Administrative Agent or the relevant Issuer, the records of the Administrative Agent or such Issuer shall govern absent manifest error.

      SECTION 2.10    Currency.  All Loans shall be denominated in Dollars
                      --------
and all Letters of Credit shall be denominated in an Available Currency. The Administrative Agent will determine the Dollar Amount with respect to (i) any issuance of a Letter of Credit as of the requested date of issuance, (ii) any drawing under a Letter of Credit as of the related date of such drawing, and
(iii) all Letter of Credit Outstandings as of the last Business Day of each month.

      SECTION 2.11    Conditions.  Notwithstanding any other provision of
                      ----------
this Agreement, (a) no Lender or Issuer shall be obligated to make any Extension of Credit and (b) no Lender shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan if, in any such case, a Default exists or would result therefrom. The making of any Extension of Credit and the conversion into or continuation at the end of the applicable Interest Period of any Eurodollar Loan shall be deemed to be a certification by the Borrower that the applicable conditions under Section 6.2 have been satisfied.
                            -----------

      SECTION 2.12    Notes.
                      -----

            (a) The Committed Loans of each Lender shall be evidenced by a Committed Note payable to the order of such Lender in the principal amount of the original Loan Commitment of such Lender.

            (b) The Bid Rate Loans of each Lender shall be evidenced by a Bid Note payable to the order of such Lender in the principal amount of $100,000,000.

            (c) Each Lender shall record in its records, or at its option on the schedule attached to its applicable Notes, the date and amount of each Loan made by such Lender thereunder, each repayment or prepayment thereof, and the dates on which any Interest Period for such Loan shall begin and end. Prior to any transfer or assignment of any of its Notes, each Lender shall record on the schedule attached thereto the then outstanding principal amount thereof and the date through which interest has been paid. The aggregate unpaid principal amount so recorded shall be rebuttable, presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record, or any error in so recording, any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the outstanding principal amount of its Loans together with all interest accruing thereon, nor shall such failure or error affect the Company's obligations under any other Loan Document.


                              ARTICLE 3

              REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1     Repayments and Prepayments.  The Company shall repay
                      --------------------------
in full the unpaid principal amount of each Loan upon the Commitment Termination Date. Prior thereto, the Company

            (a) shall repay each Bid Rate Loan on the last day of the Interest Period for such Bid Rate Loan; and

            (b) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Committed Loans; provided that
                               --------

                  (i)   any such prepayment shall be made pro rata
                                                          --- ----
among Loans of the same Type (whether Base Rate Loans or Eurodollar Loans) and, if applicable, having the same Interest Period of all Lenders;

                  (ii)  no such prepayment of any Eurodollar Loan
may be made on any day other than the last day of the Interest
Period for such Eurodollar Loan unless the Company shall pay all amounts, if any, required by Section 5.5;
                             -----------

                  (iii) all such voluntary prepayments shall require at least three (3) but no more than five (5)

Business Days' prior written notice to the Administrative Agent; and

                  (iv)  all such voluntary partial prepayments
shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof.

      If at any time the Administrative Agent shall determine that the aggregate Dollar Amount of the Aggregate Outstanding Liabilities exceeds (as a result of fluctuations in applicable foreign exchange rates or otherwise) the Total Commitment Amount then in effect, or at any time the Administrative Agent shall determine that the aggregate Dollar Amount of the Letter of Credit Outstandings with respect to commercial (trade) Letters of Credit exceeds (as a result of fluctuations in the applicable foreign exchange rates or otherwise) the Commercial Letter of Credit Commitment Amount, or at any time the Administrative Agent shall determine that the aggregate Dollar Amount of the Letter of Credit Outstandings with respect to standby Letters of Credit exceeds (as a result of fluctuations in applicable foreign exchange rates or otherwise) the Standby Letter of Credit Commitment Amount, shall immediately make a mandatory prepayment of the Loans and/or deliver to the Administrative Agent cash collateral with respect to the Letters of Credit in an aggregate Dollar Amount at least equal to each such excess.

      Each prepayment of any Loans made pursuant to this Section 3.1 shall
                                                         -----------
be without premium or penalty, except as may be required by Section 5.5.
                                                            -----------
No voluntary prepayment of principal of any Loans shall cause a reduction in the Total Commitment Amount or the Loan Commitment. No Bid Rate Loan may be prepaid to a Lender prior to the last day of its applicable Interest Period without the prior written consent of the Lender holding such Bid Rate Loan, which consent may be given or withheld at such Lender's sole and absolute discretion. Any such prepayment of a Bid Rate Loan prior to the end of its applicable Interest Period shall be subject to the payments, if any, required by Section 5.5.
   -----------

      SECTION 3.2     Interest Provisions.  Interest on the outstanding
                      -------------------
principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.
- -----------

      SECTION 3.2.1   Rates.  The Company hereby promises to pay interest
                      -----
(calculated in Dollars) on the unpaid principal amount of each Loan of each Lender at a rate per annum as follows:
                 --- -----

            (a) if such Loan is a Base Rate Loan, interest at a rate per annum equal to the Alternate Base Rate from time to time in effect;
- --- -----

            (b) if such Loan is a Eurodollar Loan, interest at a rate per annum equal to the Eurodollar Rate (Adjusted)
- --- -----
applicable to the Interest Period therefor, plus the Applicable
                                            ----
Eurodollar Margin for each day during such period; and

            (c) if such Loan is a Bid Rate Loan, interest at a rate per annum equal to the applicable Bid Rate accepted by the Company
- --- -----
in accordance with Section 2.6.
                   -----------

      All Base Rate Loans shall bear interest from and including the date such Base Rate Loan is made or the date a Eurodollar Loan is converted into such Base Rate Loan to (but not including) the date such Base Rate Loan is paid. All Eurodollar Loans and Bid Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Loan or at the applicable Bid Rate accepted by the Company, as the case may be. Each determination by the Administrative Agent of the interest rate applicable to any Loan shall be conclusive and binding upon the parties hereto, in the absence of manifest error. At the request in writing of the Company, however, the Administrative Agent shall deliver to the Company a statement showing the computations used by the Administrative Agent in determining such interest rate.

      SECTION 3.2.2   Default Rates.  After the date any principal amount
                      -------------
of, or to the extent permitted by law during the existence of an Event of Default arising under Section 9.1.1, the interest on, any Loan is due and
                      -------------
payable (whether on the Commitment Termination Date, upon acceleration or otherwise), the Company shall pay interest (after as well as before judgment) on such principal or interest from the due date therefor until such principal or interest is paid, at a rate per annum equal to the Alternate Base
                               --- -----
Rate, from time to time in effect (but not less than the Alternate Base Rate, Eurodollar Rate (Adjusted) or Bid Rate, as the case may be, in effect at such due date) plus 2.0% per annum (the "Default Rate").
          ----      --- -----       ------------

      SECTION 3.2.3   Payment Dates.  Interest accrued on each Loan shall be
                      -------------
payable, without duplication:

            (a)   on the Commitment Termination Date;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan (other than Base Rate Loans);

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

            (d) with respect to Eurodollar Loans on the last day of each applicable Interest Period for such Eurodollar Loans and, if such Interest Period shall exceed three months, on the day of the third month of such Interest Period numerically corresponding to the first day of such Interest Period (or, if there is no such numerically corresponding day in such third month, on the last Business Day of such third month);

            (e) with respect to Bid Rate Loans, on the last day of each applicable Interest Period for such Bid Rate Loans; and

            (f) with respect to any Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the first Quarterly Payment Date
                    ----------
occurring after the date of such conversion.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3     Fees.  The Company agrees to pay the fees set forth in
                      ----
this Section 3.3.  All such fees shall be non-refundable.
     -----------

      SECTION 3.3.1   Facility Fee.  The Company agrees to pay to the
                      ------------
Administrative Agent, for the account of each Lender, a facility fee (the "Facility Fee") in an amount equal to the product of (i) the Applicable
 ------------
Facility Fee Percentage multiplied by (ii) the Total Commitment Amount minus the Letter of Credit Outstandings with respect to commercial (trade)
- -----
Letters of Credit for the period commencing on the Effective Date and continuing through the final Commitment Termination Date. The Facility Fee shall be calculated for each day and be payable by the Company in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

      SECTION 3.3.2   Letter of Credit Fees.  (a)  The Company agrees to pay
                      ---------------------
to the Administrative Agent, for the account of the Lenders, a fee for each Letter of Credit (computed for the actual number of days elapsed on the basis of a 360-day year) for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires or is fully drawn, of (i) the Applicable Commercial Letter of Credit Margin per annum of the Stated Amount of each commercial (trade) Letter of Credit and (ii) the Applicable Eurodollar Margin per annum of the Stated Amount of each standby Letter of Credit. Such fees shall be payable by the Company in arrears on each Quarterly Payment Date, and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of each such Letter of Credit.

      (b) The Company agrees to pay to each Issuer such fees as are agreed to between the Company and each such Issuer.

      SECTION 3.3.3   Administrative Agent's Fees.  The Company agrees to
                      ---------------------------
pay to the Administrative Agent for its own account all other fees in the amounts and at the times required pursuant to the Administrative Agent Fee Letter.


                              ARTICLE 4

                          LETTERS OF CREDIT
                          -----------------

      SECTION 4.1     Issuance Requests.  By delivering an Issuance Request
                      -----------------
to the applicable Issuer (i) on or before 12:00 noon, Chicago time, not less than three (3) Business Days prior to the proposed date of issuance, an Applicant may request, from time to time prior to the Commitment Termination Date, in the case of standby Letters of Credit or (ii) at or before 3:00
p.m., Chicago time, on such proposed date of issuance in the case of commercial (trade) Letters of Credit, that such Issuer issue an irrevocable standby or commercial (trade) letter of credit in such form as may be requested by such Applicant and approved by such Issuer (each a "Letter of
                                                                 ---------
Credit"), in support of financial obligations of such Applicant incurred in
- ------
such Applicant's ordinary course of business and which are described in such Issuance Request. Each Letter of Credit shall by its terms (a) be issued in a Stated Amount of not less than $2,500 and which, when added (without duplication) to the sum of all other Aggregate Outstanding Liabilities on such day (after giving effect to the incurrence or repayment of any Aggregate Outstanding Liabilities on such day) would not exceed the Total Commitment Amount; (b) in the case of commercial (trade) Letters of Credit, be issued in a Stated Amount which, when added (without duplication) to the sum of all other Letter of Credit Outstandings with respect to commercial (trade)
Letters of Credit on such day (after giving effect to the incurrence or repayment of any other Letter of Credit Outstandings with respect to commercial (trade) Letters of Credit on such day) would not exceed the Commercial Letter of Credit Commitment Amount; (c) in the case of standby Letters of Credit, be issued in a Stated Amount which, when added (without duplication) to the sum of all other Letter of Credit Outstandings with respect to standby Letters of Credit on such day (after giving effect to the incurrence or repayment of any other Letter of Credit Outstandings with respect to standby Letters of Credit on such day) would not exceed the
Standby Letter of Credit Commitment Amount; (d) in the case of commercial (trade) Letters of Credit, be stated to expire on a date (its "Stated Expiry
                                                               -------------
Date") no later than the earlier of 364 days from its date of issuance and
- ----
the Commitment Termination Date so long as the aggregate Stated Amount of all commercial (trade) Letters of Credit stated to expire on a date longer than
180 days from its date of issuance or extension does not exceed a Dollar Amount of $30,000,000 at any time; (e) in the case of standby Letters of Credit, be stated to expire on a date no later than the earlier of 728 days from its date of issuance and the Commitment Termination Date so long as the aggregate Stated Amount of all standby Letters of Credit stated to expire on a date longer than 364 days from its date of issuance or extension does not exceed a Dollar Amount of $5,000,000. So long as no Default has occurred and is continuing, by delivery to the applicable Issuer of an Issuance Request
(i) at least three (3) Business Days prior to the Stated Expiry Date of any Letter of Credit, in the case of standby Letters of Credit or (ii) by 3:00 p.m., Chicago time, on the Stated Expiry Date of any Letter of Credit, in the case of commercial (trade) Letters of Credit, the Borrower may request such Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of 180 days (in the case of commercial (trade) Letters of Credit) or 364 days (in the case of standby Letters of Credit) from its date of extension and the Commitment Termination Date; provided, however, that the Stated Expiry Date of such Letters of
      --------  -------
Credit may be extended for an additional period not to exceed 364 days (in the case of commercial (trade) Letters of Credit) or 728 days (in the case of standby Letters of Credit) so long as, in the case of commercial (trade) Letters of Credit, the aggregate Stated Amount of all commercial (trade) Letters of Credit stated to expire longer than 180 days from its date of issuance or extension does not exceed a Dollar Amount of $30,000,000 at any time and, in the case of standby Letters of Credit, the aggregate Stated
Amount of all standby Letters of Credit stated to expire longer than 364 days from its date of issuance or extension does not exceed a Dollar Amount of $5,000,000 at any time. The Issuer of commercial (trade) Letters of Credit shall be entitled to require that only one set of original negotiable documents (not consigned to any Applicant or its agent) shall be issued with respect to any commercial (trade) Letter of Credit.

      SECTION 4.2     Issuances and Extensions.  On the terms and subject to
                      ------------------------
the conditions of this Agreement (including Article 6), the applicable
                                           ----------
Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Upon such issuance or extension of standby Letters of Credit, the Issuer of such standby Letters of Credit shall promptly notify the Administrative Agent thereof. The Issuer of commercial (trade) Letters of Credit shall send the Administrative Agent a report at the end of each Business Day on which it issues, extends or amends any such Letter of Credit or honors a drawing with respect to any such Letter of Credit or on which any such Letter of Credit expires, which report shall set forth the Dollar Amount of all commercial (trade) Letters of Credit issued, extended or expiring on such Business Day and the Dollar Amount of all drawings made with respect to commercial (trade) Letters of Credit on such Business Day. Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

      SECTION 4.3     Expenses.  The Company agrees to pay to the applicable
                      --------
Issuer(s) all administrative expenses of such Issuer(s) in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by such Issuer(s) as agreed to between the Company and each such Issuer.

      SECTION 4.4     Other Lenders' Participation.  Each Letter of Credit
                      ----------------------------
issued pursuant to Section 4.2 shall, effective upon its issuance and
                   -----------
without further action, be issued on behalf of all Lenders (including the Issuer thereof) pro rata according to their respective Percentages. Each
                --- ----
Lender shall, to the extent of its Percentage, be deemed irrevocably to have purchased an undivided participation interest in such Letter of Credit and shall be responsible to reimburse promptly the Issuer thereof for
Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 4.5, or which have been reimbursed by the Company
                -----------
but must be returned, restored or disgorged by such Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Administrative Agent a ratable portion of the letter of credit fees received by the Administrative Agent pursuant to
Section 3.3.2(a) with respect to each Letter of Credit.  In the event that
- ----------------
the Company shall fail to reimburse any Issuer, and if for any reason
Committed Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and in a Dollar Amount equal to the Dollar
               -----------
Amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge all or any portion of such reimbursement, such Issuer shall promptly notify the Administrative Agent who shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, and whether or not any other conditions specified in Section 6.2 are satisfied, an
                                         -----------
amount equal to its Percentage of such unreimbursed amount in same day or immediately available funds in the Available Currency in which such unreimbursed drawing was made at the office of such Issuer specified in such notice not later than 1:00 P.M., New York time, on the Business Day (under the laws of the jurisdiction of the specified office of such Issuer) after the date notified by such Issuer. In the event that any Lender fails to make available to such Issuer the amount of such Lender's participation in such Letter of Credit (or part thereof) as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at (i) in the case of an unreimbursed drawing in Dollars, the daily average Federal Funds Rate or (ii) in the case of an unreimbursed drawing in an

Available Currency other than Dollars, the daily average Overnight Rate for such Available Currency.  Nothing in this Article 4 shall be deemed to
                                              ---------
prejudice the right of any Lender to recover from any Issuer any amounts made available by such Lender to such Issuer pursuant to this Article 4 in the
                                                         ---------
event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such Issuer. Each Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Article 4
                                                                 ---------
with respect to any Letter of Credit issued by such Issuer, such other Lender's Percentage of all payments received by such Issuer from the Company or the applicable Applicant in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received and in the same funds as received by such Issuer. If any Issuer fails to make available to any such Lender the amount required to be paid to such Lender by such Issuer pursuant to the previous sentence, such Lender shall be entitled to recover such amount on demand from such Issuer together with interest at (i) in the case of amounts in Dollars, the daily average Federal Funds Rate or
(ii) in the case of amounts in an Available Currency other than Dollars, the daily average Overnight Rate for such Available Currency.

      SECTION 4.5     Disbursements.  Each Issuer will notify the Company
                      -------------
and the Administrative Agent promptly of the presentment for payment under or draw upon any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made; provided, however,
 -----------------                               --------  -------
that the failure of such Issuer to so notify the Company and the Administrative Agent shall not affect the rights of such Issuer or the Lenders in any manner whatsoever. Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit; it being understood
                                                        -------------------
that no Issuer shall be required to make any such payment prior to 72 hours following the time at which presentment is made for payment under such Letter of Credit. Prior to 12:00 noon, New York time, on the second Business Day after the Disbursement Date, the Company will reimburse the applicable Issuer for all amounts which it has disbursed under such Letter of Credit and in the Available Currency in which such drawing was made. The Company's Reimbursement Obligation shall accrue interest from and including the Disbursement Date to but excluding the date such Reimbursement Obligation is paid in full at the Default Rate (or, in the case of any Reimbursement Obligation denominated in an Available Currency other than Dollars, at a rate per annum equal to the Overnight Rate for such Available Currency plus (ii) the Applicable Eurodollar Margin plus (iii) 2%), payable on demand;
provided, however, that if any Reimbursement Obligation is paid in full
- --------  -------
in cash on the applicable Disbursement Date then no interest shall be payable on the amount so paid. In the event the applicable Issuer is not reimbursed by the Company or the applicable Applicant on the second Business Day after the Disbursement Date, or if such Issuer must for any reason return or disgorge such reimbursement, or prior to the second Business Day after the Disbursement Date if requested by the applicable Issuer, the Lenders (including such Issuer) shall, on the terms and subject to the conditions of this Agreement (including the availability under the Loan Commitments), fund the Reimbursement Obligation therefor by making, on the next Business Day, Committed Loans which are Base Rate Loans as provided in Section 2.4 (the
                                                         -----------
Company being deemed to have given a timely Borrowing Request therefor for such amount) that shall be payable on demand and that shall accrue interest until paid in full at the Alternate Base Rate.

      SECTION 4.6     Reimbursement.  The Company's obligation (a
                      -------------
"Reimbursement Obligation") under Section 4.5 to reimburse an Issuer with
 ------------------------         -----------
respect to each payment or disbursement (including interest thereon) and to repay Committed Loans pursuant to Section 4.5 and each Lender's obligation
                                  -----------
to make participation payments in each drawing which has not been reimbursed by the Company, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Company may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient (even if notified thereof by the Company or the applicable Applicant), the failure of any payment or disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such payment or disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such payment or disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that
                                            --------  -------
nothing herein shall adversely affect the right of the Company or the applicable Applicant to commence any proceeding against the applicable Issuer for any wrongful payment or disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

      SECTION 4.7     Deemed Disbursements.  Upon the occurrence of the
                      --------------------
Commitment Termination Date, a Dollar Amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall automatically, without demand upon or notice to the Company, be deemed to have been paid or disbursed by each Issuer under its applicable Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and the Company shall be immediately obligated to reimburse such Issuer in the same Available Currencies in which such Letters of Credit are denominated (or provide back-up letters of credit in such amount from banks acceptable to the Lenders) the amount deemed to have been so paid or disbursed by such Issuer.  Any amounts so received by such Issuer from the Company pursuant to this Section 4.7 shall be held as collateral
                                  -----------
security for the repayment of the Company's obligations in connection with the Letters of Credit issued by such Issuer pursuant to documentation in form and substance satisfactory to the Administrative Agent. At any time when such Letters of Credit shall terminate and all Obligations of each Issuer are either terminated or paid or reimbursed to such Issuer in full, the Obligations of the Company under this Section 4.7 shall be reduced
                                      -----------
accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such Issuer), and such Issuer will return to the Company the excess, if any, of

            (a) the aggregate Dollar Amount deposited by the Company with such Issuer and not theretofore applied by such Issuer to any Reimbursement Obligation over
- ----

            (b)  the aggregate Dollar Amount of all Reimbursement
Obligations to such Issuer pursuant to this Section 4.7, as so adjusted.
                                            -----------

All amounts on deposit (other than in the form of back-up letters of credit) pursuant to this Section 4.7 shall, until their application to any
                 -----------
Reimbursement Obligation or their return to the Company, as the case may be, bear interest at (i) in the case of amounts in Dollars, the daily average Federal Funds Rate from time to time in effect and (ii) in the case of amounts in any Available Currency other than Dollars, the daily average of the Overnight Rate with respect to such Available Currency from time to time in effect, which interest shall, in each case, be held by the applicable Issuer as additional collateral security for the repayment of the Obligations in connection with the Letters of Credit issued by such Issuer.

      SECTION 4.8     Nature of Reimbursement Obligations.  The applicable
                      -----------------------------------
Applicant shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a payment or disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith shall be binding upon the applicable Applicant and shall not put such Issuer under any resulting liability to the Company or any other applicable Applicant.


                                  ARTICLE 5

                 CERTAIN EURODOLLAR AND OTHER LOAN PROVISIONS

      SECTION 5.1     Increased Cost.  If, as a result of any law, rule,
                      --------------
regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by any Lender or Issuer with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

            (a) any tax, duty or other charge with respect to its Commitments, its Loans, its Notes, its Letters of Credit or any Lender's Loan or obligation to make Loans or the obligation of any Lender to issue or participate in Letters of Credit is imposed, modified or deemed applicable, or the basis of taxation of payments to any Lender of any Letter of Credit or the principal of, or interest on, any Loan (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office) is changed;

            (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender is imposed, modified or deemed applicable, excluding any reserve contained in the computation of "Eurodollar Rate (Adjusted)"; or

            (c) any other condition affecting this Agreement or any Loan or Letter of Credit is imposed on any Lender or the interbank eurodollar market;

and any Lender or Issuer determines that, by reason thereof, the cost to such Lender or Issuer of making or maintaining or issuing its Commitment or any Loan or Letter of Credit is increased, or the amount of any sum receivable by such Lender or Issuer hereunder or under its Notes or its Letters of Credit is reduced; then, the Company shall,
                                           ----
within thirty (30) days of demand therefor (such demand to be accompanied by the detailed notice of such Lender or Issuer described below), pay directly to such Lender or Issuer such additional amount or amounts as will compensate such Lender or Issuer for such additional cost or reduction. Without limiting the foregoing, the Company may be required to reimburse any Lender or Issuer for FDIC assessments or other direct or indirect costs related to FDIC insurance or continuation of FDIC insurance, including, without limitation, the costs of purchasing equity interests of, or other investments in, the FDIC, on Loans or Letters of Credit, whether or not such Lender or Issuer shall fund such Loans with deposits subject to FDIC insurance. The affected Lender or Issuer shall promptly notify the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or Issuer for such increased cost or reduced amount. Determinations by any Lender or Issuer for purposes of this Section 5.1 of the additional amounts required to
                 -----------
compensate such Lender or Issuer in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amounts, such Lender or Issuer may use any reasonable averaging, attribution and allocation methods.

      SECTION 5.2     Deposits Unavailable or Interest Rate Unascertainable
                      -----------------------------------------------------
or Inadequate; Impracticability.  If the Company has any Eurodollar Loan
- -------------------------------
outstanding, or has notified the Administrative Agent of its intention to borrow a Eurodollar Loan as provided herein, then in the event that, prior to any Interest Period, the Administrative Agent shall have determined (or the Lenders holding at least 50% of the Commitments shall have notified the Administrative Agent that such Lenders have determined) (which determination shall be conclusive and binding on the parties hereto absent manifest error) that:

            (a) deposits of the necessary amount for the relevant Interest Period are not available to any Lender in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period;

            (b) the Eurodollar Rate (Adjusted) will not adequately and fairly reflect the cost to the Lenders of making or funding the Eurodollar Loans for such Interest Period; or

            (c) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Administrative Agent, materially and adversely affects such Loans or any Lender's obligation to make such Loans or the interbank eurodollar market;

the Administrative Agent shall promptly give notice of such determination to the Company, and, until the Administrative Agent shall notify the Company that the circumstances causing such determination no longer exist, (i) any notice of a new Eurodollar Loan given by the Company and not yet borrowed or converted shall be deemed to be a notice to make a Base Rate Loan, and (ii) the Company shall be obligated to either prepay in full any outstanding Eurodollar Loans on the last day of the then current Interest Period with respect thereto or convert any such Loans to Base Rate Loans on such last day.

      SECTION 5.3     Changes in Law Rendering Eurodollar Loans Unlawful.
                      --------------------------------------------------
If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful or impossible for any Lender to make or fund any Eurodollar Loan which it is committed to make hereunder, the obligation of all Lenders to provide Eurodollar Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility, and any notice of a new Eurodollar Loan given by the Company and not yet borrowed or converted shall be deemed to be a notice to make a Base Rate Loan. If any such event shall make it unlawful or impossible for any Lender to continue any Eurodollar Loans previously made by it hereunder, such Lender shall, upon the happening of such event, notify the Company and the Administrative Agent thereof in writing, and the Company shall, on the earlier of (i) the last day of the then current Interest Period with respect thereto, or (ii) if required by such law, rule, regulation, treaty, directive or interpretation, on such date as shall be specified in such notice, either convert all Eurodollar Loans to Base Rate Loans or prepay in full all Eurodollar Loans, together with accrued interest thereon, without any premium or penalty (except as provided in Section 5.5).  Before any Lender shall give any notice to the
            -----------

Administrative Agent or the Company regarding the illegality or impossibility of such Lender's making or continuing any Eurodollar Loans, such Lender shall designate a different Eurodollar Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. If conditions subsequently change so that the foregoing conditions no longer exist, such Lender shall promptly notify the Company and the Administrative Agent thereof, and upon the Administrative Agent's receipt of such notice the obligation of the Lenders to make Eurodollar Loans shall be reinstated.

      SECTION 5.4     Discretion of the Lenders as to Manner of Funding.
                      -------------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit; it being understood, however, that for
                                 -------------------
purposes of this Agreement, all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate (Adjusted) for such Interest Period (whether or not such Lender shall have granted any participations in such Loan). Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take appropriate action, including the selection of a jurisdiction of its Eurodollar Office or the changing of the jurisdiction of its Eurodollar Office, as the case may be, so as to avoid any illegality of the type referred to in Section 5.3 or the imposition of any
                                      -----------
increased costs or Taxes or to limit the amount of any such increased costs or Taxes which may thereafter accrue; provided, that no such selection or
                                      --------  ----
change of the jurisdiction for its Eurodollar Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

      SECTION 5.5     Funding Losses.  In the event any Lender shall
                      --------------
sustain or incur any loss or expense (including any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired by such Lender to make, continue or maintain any portion of any
Loan) as a result of

            (a) any failure of the Company to make any payment when due of any amount due hereunder or under any Note;

            (b) any conversion or repayment or prepayment of the principal amount of any Eurodollar Loans or Bid Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;
                             -----------

            (c) any failure of the Company to borrow any Loans in accordance with the Borrowing Request therefor or pursuant to any Bid accepted, as the case may be; or

            (d) any failure of the Company to continue or convert any Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Company (with a copy to the Administrative Agent) (but in any event within 120 days after such Lender obtains actual knowledge of such loss or expense, and the Company shall not be liable for any such loss or expense that accrues between the latest date such notification is required to be given and the date it was actually given), the Company shall, within five (5) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

      SECTION 5.6     Increased Capital Costs.  If any change in, or
                      -----------------------
the introduction, application, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, note, directive, guideline, decision, request, treaty or guideline (whether or not having the force of law) of any court, central bank, regulator or other governmental authority (including, without limitation, application of or changes to Regulation H and Regulation Y of the F.R.S. Board issued by the F.R.S. Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, the Loans made or the Letters of Credit issued or participated in by such Lender or Issuer is reduced to a level below that which such Lender or Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Company (but in any event within 120 days after such Lender or Issuer obtains actual knowledge of such event, and the Company shall not be liable for any such reduced return that accrues between the latest date such notification is required to be given and the date it was actually given), the Company shall, within thirty (30) days of demand therefor (such demand to be accompanied by the statement of such Lender set forth below), pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Lender or Issuer may take into consideration the policies of such Lender or Issuer or any Person controlling such Lender or Issuer with respect to capital requirements and may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

      SECTION 5.7     Taxes.  All payments by the Company of principal of,
                      -----
and interest on, the Loans, Letters of Credit, Reimbursement Obligations, and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's or Issuer's net income or receipts imposed by any jurisdiction where such Lender or Issuer maintains an office (such non-excluded items being called "Taxes").
                                                                  -----
In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

            (c) pay to the Administrative Agent for the account of the Lenders or the Issuers such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender or Issuer will equal the full amount such Lender or Issuer would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent, any Issuer or any Lender with respect to any payment received by the Administrative Agent, such Issuer or such Lender hereunder, the Administrative Agent, such Issuer or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

      If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the

Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Lenders and the Issuers for any incremental Taxes, interest or penalties that may become payable by any Lender or Issuer as a result of any such failure. For purposes of this Section 5.7, a distribution hereunder by the Administrative
                 -----------
Agent, any Lender or any Issuer to or for the account of any Lender or Issuer shall be deemed a payment by the Company.

      Upon the request of the Company or the Administrative Agent, each Lender or Issuer that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under any Note, execute and deliver to the Company and the Administrative Agent, on or about the first scheduled payment date in each calendar year, one or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Issuer is exempt from withholding or deduction of Taxes.

      SECTION 5.8     Payments, Computations, etc.  Unless otherwise
                      ---------------------------
expressly provided, all payments by the Company pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Company to the Administrative Agent for the pro rata account of the Lenders entitled to
                             --- ----
receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction, recoupment or counterclaim, not later than 12:00 noon, Atlanta time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.
The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest on Base Rate Loans (except when the Federal Funds Effective Rate component of the Alternate Base Rate is effective) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 or, if appropriate, 366 days. All interest on Eurodollar Loans and Base Rate Loans (when the Federal Funds Effective Rate component of the Alternate Base Rate is effective) and all per annum fees shall be computed on the
                                --- -----
basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (B) of the definition of the term
                                 ----------

"Interest Period" with respect to Eurodollar Loans) be made on the next
 ---------------
succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 5.9     Sharing of Payments.  Except for payments made to the
                      -------------------
Administrative Agent pursuant to the cost and expenses provision of Section
                                                                    -------
11.3 and to or for the benefit of any Lender pursuant to the indemnity or
- ----
additional compensation provisions of Article 5, Section 11.3 or
                                      ---------  ------------
Section 11.4, if any Lender shall receive, out of the assets of the Company
- ------------
or otherwise, any payment on account of (a) prior to any Pro Rata Distribution Event, its Committed Loans or participation interest in Letters of Credit, and (b) after any Pro Rata Distribution Event, any Obligations in excess of such Lender's pro rata share of the total sums received by the
                        --- ----
Lenders as payments on account of the Committed Loans and Letters of Credit or the Obligations, as the case may be, whether the same be paid, received or applied voluntarily, involuntarily or by operation of law, by application of offset on any debt or otherwise, then such Lender shall purchase for cash from the other Lenders an undivided participating interest in all the Committed Loans, Letters of Credit or Obligations, as the case may be, of the same class in a Dollar Amount which shall result in each Lender receiving its pro rata share of such total sums; provided that if any such purchase
- --- ----                           --------
is made and the excess payment (or portion thereof) requiring such purchase is thereafter recovered (in whole or in part) from the purchasing Lender, then such purchase shall be pro tanto rescinded and the applicable
                            --- -----
portion of the purchase price restored to the purchasing Lender, without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.9 may, to the fullest extent
                                     -----------
permitted by law, exercise all its rights of payment (including pursuant to
Section 5.10) with respect to such participation as fully as if such Lender
- ------------
were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. It is expressly understood and agreed by the Company and the Lenders that the provisions of Section 11.11 shall not apply to any
                                       -------------
participations purchased or sold pursuant to this Section.

      SECTION 5.10    Application of Certain Payments.
                      -------------------------------

            (a) Prior to the occurrence and continuation of a Pro Rata Distribution Event, each payment of principal shall be applied to such of the Loans or Reimbursement Obligations as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment;

provided that any Loans or Reimbursement Obligations of the Company maturing the
- --------
same day shall be paid pro rata among such Loans or Reimbursement Obligations.
                       --- ----
The Administrative Agent shall remit each such payment by the Company in accordance therewith ratably among the applicable Lenders holding such Loans or Reimbursement Obligations based upon the Dollar Amount of such Loans or Reimbursement Obligations due on such day. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise each Lender as to the application of such payment.

            (b) Following the occurrence and during the continuation of a Pro Rata Distribution Event, the Administrative Agent and the Lenders shall apply all collections and recoveries of the Loans and the other Obligations (after payment of any costs and expenses to the Administrative Agent pursuant to Section 11.3) first, to the
                                 ------------  -----
payment of principal of and interest on the outstanding Loans and Reimbursement Obligations on a pro rata basis to each Lender based
                               --- ----
on the respective Dollar Amounts of such principal of and accrued interest on, such Loans and Reimbursement Obligations owed to such Lender (whether or not matured and currently payable), second, to
                                                       ------
payment of the remaining outstanding Obligations owed to each Lender on a pro rata basis to each Lender based on the respective remaining
  --- ----
Dollar Amounts of such Obligations owed to each Lender (whether or not matured and currently payable) and third, to the remaining
                                   -----
outstanding Obligations owed to any other Person pursuant to the indemnification provisions of Section 11.4 on a pro rata basis to
                              ------------      --- ----
each such Person based on the respective Dollar Amounts of such Obligations owed to such Person.

            (c)   For purposes hereof, a "Pro Rata Distribution
                                          ---------------------
Event" means the first to occur of (i) an Event of Default under
- -----
Section 9.1.1 or 9.1.7 or (ii) any other Event of Default if the
- -------------    -----
Required Lenders shall have instructed the Administrative Agent that payments shall be applied as provided in Section 5.10(b) above. The
                                         ---------------
Administrative Agent shall promptly notify the Company and each Lender of the occurrence of a Pro Rata Distribution Event but failure to so notify shall not affect the occurrence of such Pro Rata Distribution Event.

            (d) The Lenders and the Administrative Agent agree that if any distribution shall be made by the Administrative Agent contrary to this Section 5.10 (whether because the Administrative Agent shall
     ------------
not, at the time of distribution, have been aware of the occurrence of any Event of Default or otherwise), the Lenders shall cooperate with the Administrative Agent to redistribute payments, collections or recoveries in accordance with this Section 5.10.
                                   ------------

      SECTION 5.11    Setoff.  Each Lender shall, upon the occurrence of
                      ------
any Default described in clauses (a) through (d) of Section 9.1.7 or,
                         -----------         ---    -------------
with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Company hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter maintained with such Lender solely for such purposes; provided that any such appropriation and application
                   --------
shall be subject to the provisions of Sections 5.9 and 5.10.  Each Lender
                                      ------------     ----
agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure
                                                 --------
to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 5.11 are in
                                                   ------------
addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 5.12    Use of Proceeds.  The Company shall use the proceeds
                      ---------------
of each Extension of Credit for general corporate purposes; without limiting the foregoing, no proceeds of any Extension of Credit will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (except as otherwise permitted pursuant to Section 8.12) or any "margin stock", as defined in F.R.S. Board
   ------------
Regulation U.

      SECTION 5.13    Replacement of Certain Lenders.  In the event that
                      ------------------------------
any Lender(s) shall be and remain an Affected Lender for more than thirty
(30) days, such Lender(s) shall accept a purchase offer as described hereinafter. If the Company shall find one or more Eligible Assignees that unconditionally offer in writing (with a copy to the Administrative Agent) collectively to assume all of such Lender's obligations hereunder and to purchase all of such Lender's rights and obligations hereunder and principal and interest in the Loans owing to such Lender(s) and fees with respect to Letters of Credit and Loans and the Notes held by such Lender(s) and its participations in Letters of Credit without recourse, representation or warranty (other than as provided in the related Lender Assignment Agreement)
for an amount to be received by such Lender(s) equal to the principal amount of such Notes plus interest and fees accrued thereon to the date of such
              ----
purchase plus any other amounts then payable or owed to such Lender(s)
         ----
hereunder on a date therein specified, then upon acceptance of such purchase offer, the Company shall be obligated to pay such amounts or Taxes owed to such Lender as an Affected Lender to the date of such purchase (at which time such Lender shall cease to be a Lender hereunder except for purposes of
Sections 5.1 through 5.7 and Sections 10.1, 11.3 and 11.4);
- ------------         ---     -------------  ----     ----
provided, that if a Lender accepts the proposed purchase offer and the
- --------  ----
proposed purchasing bank(s) fails to purchase such rights and interest and to assume such obligations on such specified date in accordance with the terms of such offer, the Company shall continue to be obligated to pay such amounts or Taxes owed to such Lender as an Affected Lender.


                                  ARTICLE 6

                           CONDITIONS TO BORROWING

      SECTION 6.1     Initial Borrowing.  The obligations of the Lenders
                      -----------------
and the Issuers to make the initial Extension of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.
              -----------

      SECTION 6.1.1   Resolutions, etc.  The Administrative Agent shall
                      ----------------
have received each of the following:

             (a) an executed officer's certificate (with a signed copy for each Lender) substantially in the form of Exhibit D-1 from the
                                              -----------
Company, certifying as to (i) a true and correct copy of the Company's certificate of incorporation and all amendments as filed with the Secretary of State of its state of incorporation, (ii) duly adopted resolutions of the Company's Board of Directors, stating that such resolutions are true and correct, have not been altered or repealed, and are in full force and effect, approving the execution, delivery and performance of the Loan Documents to which the Company is a party, and the transactions contemplated herein and therein, (iii) a true and correct copy of the Company's bylaws as in effect on the Effective Date, (iv) incumbency and specimen signatures of the officers of the Company executing the Loan Documents to which the Company is a party, and (v) the satisfaction of the conditions set forth in Section 6.2.
                                                        -----------
The Administrative Agent, the Issuers and the Lenders may conclusively rely on such certificate until the Administrative Agent shall receive a further certificate cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

            (b) a certified copy of the certificate of incorporation and a good standing certificate issued with respect to the Company by the Secretary of State of the state of incorporation of the Company.

      SECTION 6.1.2   Delivery of Notes.  The Administrative Agent shall
                      -----------------
have received, for the account of each Lender, the Bid Notes and the Committed Notes duly executed and delivered by the Company.

      SECTION 6.1.3   This Agreement.  The Administrative Agent shall
                      --------------
have received an executed counterpart of this Agreement from each of the parties hereto.

      SECTION 6.1.4   Opinions of Counsel.  The Administrative Agent shall
                      -------------------
have received opinions, each dated a date satisfactory to the Administrative Agent and addressed to the Agents and all Lenders, from

            (a) McDermott, Will & Emery, counsel to the Company, substantially in the form set forth in Exhibit E hereto; and
                                       ---------

            (b) Mayer, Brown & Platt, counsel to the Administrative Agent, substantially in the form of Exhibit F hereto.
                                    ---------

      SECTION 6.1.5   Consents, etc.  The Administrative Agent shall have
                      -------------
received certified copies of all documents evidencing any necessary action, consents and approvals of other Persons with respect to this Agreement, the Notes and the other Loan Documents.

      SECTION 6.1.6   Closing Fees, Expenses, etc.  The Administrative
                      ---------------------------
Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3, if then invoiced.
            ------------     ----

      SECTION 6.1.7   Forms from the Lenders.  The Administrative Agent
                      ----------------------
shall have received Forms 4224 or Forms 1001 required to be furnished pursuant to Section 5.7 duly executed by the applicable Lenders.
            -----------

      SECTION 6.1.8   Termination of Certain Agreements.  The
                      ---------------------------------
Administrative Agent shall have received satisfactory evidence of the termination of the BofA Reimbursement Agreement and the Existing Agreements and the payment of all obligations thereunder and that the letters of credit issued under the Reimbursement Agreement shall be deemed to have been issued under this Agreement as set forth in Section 11.16 of this Agreement.
                                     -------------

      SECTION 6.1.9   No Material Adverse Change.  The Administrative Agent
                      --------------------------
shall have received evidence that no event shall have occurred since January 31, 1996 and no condition shall exist which has had or could reasonably be expected to have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under any of the Loan Documents.

      SECTION 6.1.10  Compliance Certificate.  The Administrative Agent
                      ----------------------
shall have received a compliance certificate referred to in

Section 8.18(g) as of the end of the fiscal quarter ended January 31, 1996, duly
- ---------------
executed by an authorized officer of the Company.

      SECTION 6.1.11  Other Documents.  The Administrative Agent shall have
                      ---------------
received such other documents as the Administrative Agent shall have reasonably requested.

      SECTION 6.2     All Extensions of Credit.  The obligation of each
                      ------------------------
Lender and Issuer to make any Extension of Credit (including the initial Extension of Credit) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.
                                       -----------

      SECTION 6.2.1   Compliance with Warranties, No Default, etc.  Both
                      -------------------------------------------
before and after giving effect to any Extension of Credit (but, if any Default of the nature referred to in Section 9.1.4 shall have occurred with
                                     -------------
respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

            (a)  the representations and warranties set forth in
Article 7 (excluding, however, those contained in Section 7.7)
- ---------                                         -----------
shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

            (b)  except as disclosed by the Company to the
Administrative Agent and the Lenders pursuant to Section 7.7:
                                                 -----------

            (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might materially adversely affect the Company's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

            (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which
                                                  -----------
might materially adversely affect the Company's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this

Agreement, the Notes or any other Loan Document; and

            (c) no Default shall have then occurred and be continuing, and neither the Company nor any of its Subsidiaries are in material violation of any law or governmental rule or regulation or court or administrative order or decree.

      SECTION 6.2.2   Extension of Credit Request.  The Administrative
                      ---------------------------
Agent shall have received an Extension of Credit Request for such Extension of Credit. The delivery of an Extension of Credit Request, and the acceptance by the Company of the proceeds of such Extension of Credit shall constitute a representation and warranty by the Company that on the date of such Extension of Credit (both immediately before and after giving effect to such Extension of Credit and the application of the proceeds thereof) the statements made in Section 6.2.1 are true and correct.
                   -------------

      SECTION 6.2.3   Satisfactory Legal Form.  All documents executed or
                      -----------------------
submitted pursuant hereto by or on behalf of the Company or any of its Subsidiaries shall be satisfactory in form and substance to the Administrative Agent and its counsel; and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                  ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Extensions of Credit hereunder, the Company represents and warrants unto the Agents, the Issuers and each Lender as set forth in this Article 7.
              ---------

      SECTION 7.1     Organization, etc.  Each of the Company and each of
                      -----------------
its Material Subsidiaries is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify would have a materially adverse effect on the financial condition, operations, assets, business or properties of the Company and its Subsidiaries on a consolidated basis. Each of the Company and each of its Material Subsidiaries has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease and operate its property and to conduct its business substantially as currently conducted by it.

      SECTION 7.2     Due Authorization, Non-Contravention, etc.  The
                      -----------------------------------------
execution, delivery and performance by the Company of this Agreement and the Notes and the execution, delivery and performance by the Company of each other Loan Document executed or to be executed by it are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Company's articles of incorporation or by-laws; (b) contravene any indenture or loan or credit agreement or any other contractual agreement or instrument, or law or governmental rule or regulation or court or administrative decree or order binding on or affecting the Company or any of its properties or (c) result in, or require the creation or imposition of, any Lien on any properties of the Company or any of its Subsidiaries.

      SECTION 7.3     Government Approval, Regulation, etc.  No
                      ------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance by the Company of this Agreement or the Notes or by the Company of any other Loan Document to which it is a party. The Company and its Subsidiaries are in Material Compliance with all laws, governmental rules and regulations, and court and administrative decrees and orders applicable to them. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 7.4     Validity, etc.  This Agreement constitutes, and the
                      -------------
Notes and each other Loan Document executed by the Company will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

      SECTION 7.5     Financial Information.  The Company's audited
                      ---------------------
consolidated financial statement as of April 30, 1995, and the Company's unaudited consolidated financial statement as of January 31, 1996, and the related balance sheets and statements of earnings and cash flow of the Company and each of its Subsidiaries relating to each such financial statement, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments.

      SECTION 7.6     No Material Adverse Change; No Default.  Since
                      --------------------------------------
January 31, 1996, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company or any of its Affiliates or the ability of the Company to perform its monetary obligations under any of the Loan Documents. Neither the Company nor any of its Material Subsidiaries is in default under or in violation of its organizational documents or any law, governmental rule or regulation or any agreement or instrument to which the Company or any Material Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of any Loan Document. No Default has occurred and is continuing.

      SECTION 7.7     Litigation, Labor Controversies, etc.  There
                      ------------------------------------
is no pending or, to the knowledge of the Company, threatened litigation, action, proceeding, or labor controversy affecting the Company or any of its Material Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and its Material Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Exhibit G hereto. Other
                                                   ---------
than any liability incident to such litigation or proceeding, neither the Company nor any of its Material Subsidiaries has any material contingent liability not provided for or disclosed in the financial statements referred to in Section 7.5.
      -----------

      SECTION 7.8     Subsidiaries.  As of the date of this Agreement, the
                      ------------
Company has no Subsidiaries except those Subsidiaries which are identified in Exhibit H hereto, which Exhibit H identifies each Subsidiary which is a
- ---------               ---------
Material Subsidiary, and states the jurisdiction of incorporation of each Subsidiary and the percentage of its voting stock owned by the Company and/or its Subsidiaries.

      SECTION 7.9     Ownership of Properties.  The Company and each of its
                      -----------------------
Material Subsidiaries has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including shares of stock of Material Subsidiaries (all of which shares have been duly issued and are fully paid and non-assessable), patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except (a) as permitted pursuant to Section 8.11, or (b) as sold or
                                          ------------
otherwise disposed of in the ordinary course of business.

      SECTION 7.10    Taxes.  The Company and each of its Subsidiaries has
                      -----
filed all tax returns and reports required by law to have been filed by it and, except as disclosed in Exhibit I hereto, has paid all taxes and
                            ---------
governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The federal income tax liability of the Company and its Material Subsidiaries has been audited by the Internal Revenue Service and, except as disclosed in Exhibit I hereto, has been
                                            ---------
finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended April 30, 199-. Except as disclosed in Exhibit I hereto, the Company is not aware of any proposed
             ---------
assessment against the Company or any of its Material Subsidiaries for additional taxes (or any basis for any such assessment) which might be material to the Company and its Material Subsidiaries taken as a whole.

      SECTION 7.11    Pension and Welfare Plans.  Except as disclosed in
                      -------------------------
Exhibit J hereto, during the twelve-consecutive-month period immediately
- ---------
prior to the date of the execution and delivery of this Agreement and prior to the date of any Extension of Credit hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. Except as disclosed in Exhibit J hereto, no condition
                                         ---------
exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Exhibit J hereto, neither the Company nor any member of the
             ---------
Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 7.12    Environmental Warranties.  The Company and its
                      ------------------------
Subsidiaries are, to the best knowledge of the Company, each in Material Compliance with all Environmental Laws (a) now applicable to the Company or any Subsidiary, or (b) which will be applicable (or, if not in Material Compliance with such laws and regulations referred to in this clause (b),
                                                              ----------
the Company or such Subsidiary is taking appropriate action diligently pursued to be in Material Compliance therewith on a timely basis or to be exempt from compliance). Except as disclosed on Exhibit K, neither the
                                                 ---------
Company nor any Subsidiary has any knowledge of any (i) presently outstanding allegations by governmental officials that the Company or any of its Subsidiaries is now or at any time prior to the date hereof was in material violation of such

Environmental Laws, (ii) material administrative or judicial proceedings presently pending against the Company or any of its Subsidiaries pursuant to such Environmental Laws, and (iii) material claim presently outstanding against the Company or any of its Subsidiaries which was asserted pursuant to such laws or regulations that in each case would reasonably be expected to result in a liability to the Company or any Subsidiary in excess of $10,000,000 or $10,000,000 in the aggregate for all such claims (net in each case of actual uncontested insurance coverage or effective uncontested indemnifications with respect thereto). Except as disclosed in Exhibit K, the Company reasonably
                                          ---------
believes that no facts or circumstances known to it or any Subsidiary could form the basis for the assertion of any material claim against the Company or any Subsidiary relating to environmental matters, including any material claim arising from past or present environmental practices asserted under any Environmental Laws that in each case would reasonably be expected to result in a liability to the Company or any Subsidiary in excess of $10,000,000 or $10,000,000 in the aggregate for all such claims (net in each case of actual uncontested insurance coverage or effective uncontested indemnifications with respect thereto).

      SECTION 7.13    Regulations G, U and X.  The Company is not engaged
                      ----------------------
in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Extension of Credit will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 7.14    Insurance.  The Company and each of its Material
                      ---------
Subsidiaries maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in similar locations.

      SECTION 7.15    Indebtedness.  Except as disclosed on Exhibit L
                      ------------                          ---------
hereto or as otherwise permitted pursuant to Section 8.10, as of the date
                                             ------------
hereof, neither the Company nor any Subsidiary has any Indebtedness, and said Exhibit L indicates which of such Indebtedness described therein is
- ---------
secured.

      SECTION 7.16    Accuracy of Information.  All factual information
                      -----------------------
heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Administrative Agent, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the copies of the various note agreements entered into by the Company with various insurance companies, true and complete copies of which were furnished to the Administrative Agent and each Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of the Company to the Agents, any Issuer or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agents, such Issuer and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      SECTION 7.17    Material Subsidiary.  The Company and its Material
                      -------------------
Subsidiaries together account for more than 85% of each of (a) the sum of all assets (valued at the greater of book or fair market) of the Company and its Subsidiaries as of the end of the most recently completed fiscal quarter, and
(b) the Consolidated Net Income of the Company and its Subsidiaries, as of the end of the most recently completed fiscal quarter, for the immediately preceding 12-month consecutive period.


                                   ARTICLE 8

                                   COVENANTS

      The Company agrees with the Agents, each Issuer and each Lender that, until all Commitments have terminated, all Obligations have been paid and performed in full and all Letters of Credit have been terminated:

      SECTION 8.1     Corporate Existence, etc.  The Company will preserve
                      ------------------------
and maintain, and cause each Subsidiary to preserve and maintain (except for any sale, dissolution, liquidation or merger not otherwise prohibited hereby), its existence, rights, privileges and franchises in the jurisdiction of its incorporation or other formation; and qualify and remain qualified as a foreign Person authorized to do business in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a materially adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to perform its monetary obligations under any of the Loan Documents.

      SECTION 8.2     Insurance.  The Company will maintain, and will cause
                      ---------
each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in similar locations.

      SECTION 8.3     Taxes, Claims for Labor and Materials, Compliance with
                      ------------------------------------------------------
Laws.  The Company will promptly pay and
- ----
discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, if the failure to pay or discharge such tax, assessment, charge, levy, account payable or claim could result in any material lien or charge upon any property of the Company or any Material Subsidiary; provided that the Company or such Subsidiary shall not be required
            --------
to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside on its books, reserves or accruals deemed by it to be adequate with respect thereto. The Company will promptly comply, and will cause each Subsidiary to comply, with all laws, ordinances or governmental rules and regulations to which it is subject (but excluding all Environmental Laws), the violation of which would materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Material
Subsidiaries taken as a whole or could result in any material lien or charge upon any property of the Company or any Material Subsidiary.

      SECTION 8.4     Maintenance, etc.  The Company will maintain,
                      ----------------
preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained, the failure to maintain, preserve or keep of which would be reasonably likely to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Material Subsidiaries taken as a whole or could result in any material Lien or charge upon any property of the Company or any Material Subsidiary.

      SECTION 8.5     Nature of Business.  Neither the Company nor any
                      ------------------
Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries taken as a whole on the date of this Agreement.

      SECTION 8.6     Interest Coverage Ratio.  The Company will as of the
                      -----------------------
last day of each fiscal quarter have an Interest Coverage Ratio at not less than 2.25 to 1.0.

      SECTION 8.7     Leverage Ratio.  The Company will at all times keep
                      --------------
and maintain the Leverage Ratio at not more than 0.55 to 1.00.

      SECTION 8.8     Consolidated Shareholder's Equity.  The Company will
                      ---------------------------------
at all times keep and maintain Consolidated Shareholder's Equity in an amount not less than $250,000,000.

      SECTION 8.9     Confirmation of Senior Debt Rating.  The Company will
                      ----------------------------------
cause each Rating Agency that has issued a Senior Debt Rating to the Company at any time during the last twelve consecutive calendar months to confirm the Senior Debt Rating given to the Company at least once during any consecutive six- month period and at any other time reasonably requested by the Administrative Agent, but no more than two additional times in any consecutive twelve-month period; provided that the Company shall not be
                                 --------
required to cause any Rating Agency to confirm its Senior Debt Rating given to the Company if (a) such Rating Agency no longer issues a Senior Debt Rating to the Company or (b) if the Applicable Eurodollar Margin is not determined by reference to the Senior Debt Rating at such time; it being
                                                                --------
understood that the Company will not have to cause any Rating Agency to
- ----------
comply with this Section 8.9 so long as such Rating Agency is providing its
                 -----------
credit assessment monitoring service to the Company on a basis the same as (in the case of Standard & Poor's Ratings Group) or similar to (in the case of each other Rating Agency) the credit assessment monitoring service offered by Standard & Poor's Ratings Group to the Company as of the date of this Agreement.

      SECTION 8.10    Limitations on Indebtedness.  The Company will not
                      ---------------------------
and will not permit any Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Indebtedness, except:

            (a) Indebtedness of the Company and its Subsidiaries outstanding as of the date of this Agreement and described in Exhibit L
                                                              ---------
hereto (including any extensions, renewals or refinancings thereof not to exceed 100% of the amount of such Indebtedness or commitments for such Indebtedness immediately prior to such extension renewal or refinancing);

            (b) unsecured Consolidated Debt (excluding reimbursement obligations in respect of letters of credit) of the Company that is pari passu with, or subordinate in right of payment to, the Obligations
- ---- -----
created, assumed or incurred after the date hereof; provided that at the
                                                    --------
time of creation, assumption or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, no Default shall have occurred and be continuing;

            (c) unsecured Consolidated Debt (excluding reimbursement obligations in respect of letters of credit) of any Subsidiary that contains terms and conditions no more favorable to the lender than the terms and conditions set forth herein, created, assumed or incurred after the date hereof; provided that at the time of creation,
                       --------
assumption or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, no Default shall have occurred and be continuing; and provided further that the aggregate amount
                       -------- -------
of such Debt (including such Debt existing as of the date of this Agreement) at any time outstanding shall not exceed 20% of Consolidated Net Tangible Assets;

            (d) Capitalized Rentals, not to exceed $50,000,000 in the aggregate at any one time outstanding;

            (e) Consolidated Debt of a Subsidiary to the Company or to a Wholly-owned Subsidiary; and

            (f) (i) the Letters of Credit and (ii) unsecured reimbursement obligations in respect of any letters of credit (other than any Letter of Credit) so long as the sum of (x) the maximum Dollar Amount that thereafter could be drawn under such letters of credit (other than the Letters of Credit) plus (y) the aggregate Dollar Amount drawn but unreimbursed with respect to all such letters of credit does not exceed a Dollar Amount of $20,000,000.

      SECTION 8.11    Liens and Negative Pledges.
                      --------------------------

      SECTION 8.11.1  Limitation on Liens.  The Company will not, and will
                      -------------------
not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demand of mechanics and materialmen; provided that payment thereof is not at the time required
             --------
by Section 8.3;
   -----------

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and any pledges or deposits for the purpose of securing such appeal or stay; provided that the aggregate amount secured by said Liens, pledges
      --------
and deposits does not at any time exceed $10,000,000;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens, statutory landlords' liens and liens on inventory securing short term obligations due to the party selling such inventory) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that, in each case, the obligation
                    --------
secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

          (e) Liens of the Company and its Subsidiaries outstanding as of the date hereof and described on Exhibit N hereto;
                                    ---------

          (f) Liens, mortgages, conditional sales contracts, security interests, or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof and given to secure the payment of the purchase price incurred in connection with the acquisition or construction of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition; provided that (i) the Lien or charge shall attach solely
             --------
to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in
Section 8.10, and (iv) the aggregate unpaid principal amount of all
- ------------
such Indebtedness so secured and at any time outstanding shall not exceed 15% of Consolidated Net Tangible Assets; and

          (g) Liens incurred by the Company or any Subsidiary in addition to those described in clauses (a) through (f) above;
                               -----------         ---
provided that (i) the aggregate amount of all Indebtedness secured by
- --------
Liens pursuant to this clause (g) shall not at any time exceed 3% of
                       ----------
Consolidated Net Tangible Assets, and (ii) all such Indebtedness shall have been incurred within the applicable limitations provided in
Section 8.10.
- ------------

      In case any property or asset is subjected to a Lien not otherwise permitted by this Section 8.11.1, the Company will make or cause to be made
                  --------------
provision whereby the Obligations will be secured, to the fullest extent permitted under applicable law, equally and ratably with all other obligations secured thereby, and in any case the Obligations shall (but only upon the occurrence of such condition precedent) have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable lien equally and ratably securing the Obligations. Compliance with the provisions of this paragraph shall not be deemed to constitute a waiver of, or consent to, any violation of the foregoing provisions of this
Section 8.11.1.
- --------------

      SECTION 8.11.2  Restrictive Agreements, etc.  The Company will not,
                      ---------------------------
and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting

            (a) the ability of the Company to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company.

      SECTION 8.12    Acquisitions.  The Company and its Subsidiaries will
                      ------------
not, in one transaction or a series of transactions, directly or indirectly, consolidate or be a party to a merger with, another Person, or purchase or otherwise acquire all or substantially all of the assets of another Person or more than 50% of any Securities of another Person if (a) such Person and the Company do not engage in the same business, (b) such consolidation, merger, purchase or acquisition is opposed by such Person's board of directors or other governing body or by a shareholder or shareholders or other Person or Persons controlling more than 25% of the Voting Stock of such Person, (c) the Company or any Subsidiary knows of facts or circumstances that would make it reasonably likely that such purchase or other acquisition would be hostile, or (d) at the time of such consolidation, merger, purchase or acquisition and after giving effect thereto, a Default shall have occurred and be continuing.

      SECTION 8.13    Mergers, Consolidations and Sales of Assets.
                      -------------------------------------------

      SECTION 8.13.1  Mergers, Consolidations and Dispositions.  The
                      ----------------------------------------
Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger with any other corporation, or (ii) sell, lease or otherwise dispose of all or, except in the ordinary course of business, any part of the assets of the Company and its Subsidiaries, provided that:
                                                        --------

            (a) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger, consolidation or sale involving the Company, the Company or the Wholly-owned Subsidiary, as the case may be, shall be the surviving or continuing corporation;

            (b) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary;

            (c) the Company may consolidate or merge with any other corporation if (i) the Company is the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default shall have occurred and be continuing, and (iii) such consolidation or merger would not be prohibited by
Section 8.12; and
- ------------

            (d) the Company or any Subsidiary may sell, lease or otherwise dispose of any assets for fair value if such assets (valued at the greater of book or fair market), when added to all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the immediately preceding four consecutive fiscal quarters, do not exceed 20% of consolidated assets of the Company and its Subsidiaries (determined as of the end of the immediately preceding fiscal quarter in accordance with GAAP), and also do not contribute more than 20% of the consolidated gross revenues of the Company and its Subsidiaries (determined as of the end of the immediately preceding four consecutive fiscal quarters in accordance with GAAP).

For purposes of Section 8.13.1(d):
                -----------------

                  (A) the sale or discount of any receivable for fair value consistent with industry custom and without recourse shall be deemed to be "in the ordinary course of business," and

                  (B) the sale or discount of any receivable for fair value consistent with industry custom and with recourse shall be deemed to be "in the ordinary course of business" to the extent that all such recourse obligations of the Company at any one time outstanding do not exceed an amount equal to 2% of Consolidated Shareholder's Equity.

Notwithstanding anything contained herein to the contrary, any merger, consolidation or disposition permitted under Section 8.13.1 shall not be
                                             --------------
deemed to trigger a Change of Control Event under clause (a) or (b) of
                                                  ----------    ---
the definition thereof.

      SECTION 8.13.2  Issuance or Sale of Stock by Subsidiaries.  The
                      -----------------------------------------
Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 8.13,
                                                            ------------
any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interests in such Subsidiary.

      SECTION 8.13.3  Sale of Stock in Subsidiaries.  The Company will not
                      -----------------------------
sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

            (a)   any of the conditions of Section 8.13.1 shall have
                                           --------------
been satisfied;

            (b) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Company and by every other
Subsidiary shall be sold, transferred or disposed of as an entirety;

            (c) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

            (d) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for fair value and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

            (e) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of.

      SECTION 8.14    Guaranties.  The Company will not, and will not
                      ----------
permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties which are limited in amount to a stated maximum dollar exposure and are incurred in compliance with this Agreement to guaranty obligations permissible under this Agreement.

      SECTION 8.15    Compliance with Applicable Law.  The Company will
                      ------------------------------
comply, and cause each Subsidiary to comply, in all material respects with all laws, rules and regulations binding or affecting the Company or such Subsidiary (it being understood that compliance with Environmental Laws shall be governed by Section 8.19 and not this Section 8.15), the failure to
               ------------              ------------
comply with which would be reasonably expected to have a materially adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its monetary obligations under any of the Loan Documents; and the Company shall obtain and maintain, and cause each Subsidiary to obtain and maintain, all permits, licenses and approvals (collectively, "Permits") necessary to construct, own, operate,
                          -------
use and maintain their respective property and assets to conduct their respective businesses, except where the failure to obtain or maintain such Permit would not reasonably be expected to have a materially adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its monetary obligations under any of the Loan Documents.

      SECTION 8.16    Transactions with Affiliates.  The Company will not,
                      ----------------------------
and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

      SECTION 8.17    ERISA Compliance.
                      ----------------

            (a) The Company will not permit the present value of all employee benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 o ERISA, maintained by the Company or any of its Subsidiaries to exceed the present value of the assets allocable to such vested benefits.

            (b) All assumptions and methods used to determine the present value of vested employee benefits under employee benefit plans and the present value of assets of employee pension benefit plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

            (c) Neither the Company nor any Subsidiary will cause any employee pension benefit plan maintained or participated in by it to:

                 (i)   engage in any "prohibited transaction,"
as such term is defined in Section 4975 of the Code, which, either itself or because of any excise tax or other penalty which may be imposed, involves the possibility of materially affecting the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

                 (ii)  incur any "accumulated funding
deficiency," as such term is defined in Section 302 of ERISA, whether or not waived; or

                 (iii) terminate in a manner which results in the imposition of a lien or charge of any kind on the property or assets of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

      SECTION 8.18    Reports and Rights of Inspection.  The Company will
                      --------------------------------
keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP (except for changes in application disclosed in the financial statements furnished to the Administrative Agent and each Lender pursuant to this Section
                                                                       -------
8.18 and not resulting in an Impermissible Qualification by the independent
- ----
public accountants referred to in Section 8.18(b)) and will furnish to the
                                  ---------------
Administrative Agent and each Lender (in duplicate if so specified below or otherwise requested):

            (a)  Quarterly Statements.  As soon as available and in
                 --------------------
any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Company, duplicate copies of:

                 (i)   a consolidated balance sheet of the
Company and its Subsidiaries as of the close of such quarterly fiscal period,

                 (ii)  consolidated statements of income and
retained earnings of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, and

                 (iii) consolidated statements of cash flows of the Company and its Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of the Company to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Company and its Subsidiaries;

            (b)  Annual Statements.  As soon as available and in any
                 -----------------
event within 120 days after the close of each fiscal year of the Company, duplicate copies of:

                 (i)   a consolidated balance sheet of the
Company and its Subsidiaries, as of the close of such fiscal year, and

                 (ii)  consolidated statements of income and
shareowners' equity and cash flows of the Company and its Subsidiaries, for such fiscal year, setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Company and its Subsidiaries and of the Company and its consolidated subsidiaries, and that the examination of such accountants in connection with such financial statements has been made in accordance with GAAP and accordingly includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c)  Annual Consolidating Summary.  As soon as available
                 ----------------------------
and in any event within 120 days after the close of each fiscal year of the Company, a consolidating summary of business unit sales, operating income, assets and investments of the Company and its Material Subsidiaries prepared by an authorized financial officer of the Company and substantially in the form set forth in Exhibit O hereto;
                                           ---------

            (d)  Audit Reports.  Promptly upon receipt thereof, one
                 -------------
copy of each interim or special audit, if any, made by independent accountants of the books of the Company or any Subsidiary;

            (e)  SEC and Other Reports.  Promptly upon their becoming
                 ---------------------
available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

            (f)  Notice of Litigation and Judgment.  Promptly upon
                 ---------------------------------
any officer of the Company becoming aware thereof, written notice of any proceedings threatened or pending against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which claim, if decided against the Company or any Subsidiary, could reasonably be expected to expose the

Company or any Subsidiary to liability in an amount equal to $2,000,000 or more;

            (g)  Officers' Certificates.  Within the periods provided
                 ----------------------
in paragraphs (a) and (b) above, a certificate of an authorized
   --------------     ---
financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and (i) setting forth the information and computations (in sufficient detail), to the extent applicable, required in order to establish whether the Company was in compliance with the requirements of Sections 8.6 through 8.17, inclusive, at
                         ------------         ----
the end of the period covered by the financial statements then being furnished, and (ii) stating whether there existed as of the end of such fiscal period and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during such fiscal period any Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company has taken or is taking and proposes to take with respect thereto;

            (h)  Accountants' Certificates.  Within the period
                 -------------------------
provided in paragraph (b) above, a certificate of the accountants who
            -------------
render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to accounting matters or determinations and, if any such condition or event then exists, specifying the nature and period of existence thereof;

            (i)  Notice of Default.  As soon as possible and in any
                 -----------------
event within three (3) days after any officer of the Company shall have become aware of the occurrence of each Default, a statement of a Responsible Officer of the Company setting forth the details of such Default and the action which the Company has taken and proposes to take with respect thereto;

            (j)  Notices Regarding Pension Plans.  Immediately upon
                 -------------------------------
becoming aware of the institution of any steps by the Company or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (k)  Notices Regarding Subsidiaries.  Promptly from time
                 ------------------------------
to time, upon request of the Administrative Agent, a written report of any change in the list of Material Subsidiaries set forth on Exhibit H
                                                             ---------
hereto or any change in the designation of any Subsidiary as or to "Material";

            (l)  Notice of Material Adverse Change.  Immediately
                 ---------------------------------
upon becoming aware of the occurrence of a material adverse change in the financial condition, operations, business, prospects or properties of the Company and its Subsidiaries taken as a whole or the occurrence of any event which materially and adversely impairs the prospect of payment or performance of the Obligations, notice thereof and copies of all documentation relating thereto; and

            (m)  Requested Information.  With reasonable promptness,
                 ---------------------
such other data and information as the Administrative Agent, any Issuer or any Lender may reasonably request.

Without limiting the foregoing, the Company will permit the Administrative Agent and each Lender (or such Persons as may be designated by the Administrative Agent or any Lender) to visit and inspect any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with the Administrative Agent and each Lender the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall be required to pay or reimburse the Administrative Agent and each Lender for all reasonable expenses which the Administrative Agent or such Lender may incur in connection with any such visitation or inspection if an Event of Default shall exist or be continuing at the time of such visitation or inspection.

      SECTION 8.19    Environmental Covenant.  The Company will, and will
                      ----------------------
cause each of its Subsidiaries to,

            (a) use and operate all of its facilities and properties in Material Compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in Material Compliance therewith, and handle all Hazardous Materials in Material Compliance with all applicable Environmental Laws;

            (b) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints or notices relating to the failure of the Company to be in Material Compliance with Environmental Laws, and shall promptly cure or settle and have dismissed with prejudice any actions and proceedings relating to the failure of the Company to be in Material Compliance with Environmental Laws; provided that nothing in the preceding clause
                    --------
shall be deemed to prohibit the Company from contesting any such action expeditiously, in good faith and through appropriate proceedings, so long as (i) the Company sets aside on its books such reserves as are required by GAAP in connection with such matters and (ii) such contest shall not impair the validity or enforceability of this Agreement; and

            (c) provide such information which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 8.19.
          ------------


                                  ARTICLE 9

                               EVENTS OF DEFAULT

      SECTION 9.1     Listing of Events of Default.  Each of the following
                      ----------------------------
events, occurrences or conditions described in this Section 9.1 shall
                                                    -----------
constitute an "Event of Default."
               ----------------

      SECTION 9.1.1   Non-Payment of Obligations.  The Company shall default
                      --------------------------
in the payment when due of any principal of any Loan or of any Reimbursement Obligation, or the Company shall default (and such default shall continue unremedied for a period of three (3) Business Days) in the payment when due of any facility fee, letter of credit fee or other fee or of any interest on any Loan and/or other Obligation.

      SECTION 9.1.2   Breach of Warranty.  Any representation or warranty of
                      ------------------
the Company made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Company to the Administrative Agent, any Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article 6) is or shall be incorrect
                                       ---------
when made in any material respect.

      SECTION 9.1.3   Non-Performance of Covenants and Obligations.  The
                      --------------------------------------------
Company shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (x) notice thereof shall have been given to the Company by the Administrative Agent or any Lender, or
(y) any Responsible Officer of the Company shall have obtained knowledge of the occurrence of such default.

      SECTION 9.1.4   Default on Other Indebtedness.
                      -----------------------------

            (a) (i) A default shall have occurred and be continuing, for the grace period, if any, applicable thereto, in the payment when due, whether by acceleration or otherwise, of (A) any Indebtedness (other than any Obligation constituting Indebtedness) of, or (B) any payment obligation in respect of any Guaranty issued by, the Company or any of its Subsidiaries, which Indebtedness is in a principal amount, individually or in the aggregate for all of the foregoing items in clauses (A) through (B), at any one time in default equal to or in
- -----------         ---
excess of Five Million Dollars ($5,000,000), or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to any Indebtedness (other than any Obligation constituting Indebtedness) or any Guaranty, which, in the case of any such Indebtedness, letter of credit or Guaranty, is in a principal amount, individually or in the aggregate for all such Indebtedness and Guaranties, at any time equal to or in excess of Five Million Dollars ($5,000,000), if (1) the effect of such default is (x) to accelerate the maturity of any such Indebtedness or any obligation which is supported by any such Guaranty or (y) to require the advance payment or cash collateralization of any such letter of credit reimbursement obligation, or (2) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of any such Indebtedness or obligation, or the issuer of any such letter of credit, or any trustee or agent for any such Person, to cause such Indebtedness or obligation to become due and payable prior to its expressed maturity or to cause the advance payment or cash collateralization of any such letter of credit reimbursement obligation;

            (b) Any default, termination event or like event by or relating to the Company or any of its Subsidiaries shall have occurred under any agreement (other than any Loan Document) that involves a commitment of Five Million Dollars ($5,000,000) or more and provides for (i) the sale, assignment or factoring of accounts receivable or
(ii) any other structured financing or off-balance sheet financing and, in the case of any such default, termination event or like event, shall have continued for the grace period, if any, applicable thereto, and as a result (A) in the case of clause (i) next above, the obligation to
                            ----------
purchase, take by assignment or factor such receivables shall have been terminated or the transferee of receivables shall have the right (with or without the passage of time or the giving of
notice, or both) to terminate such obligation prior to the stated maturity date therefor or (B) in the case of clause (ii) next above, the
                                    -----------
obligations of the other party or parties to such other structured financing or off-balance sheet financing shall terminate or such other party or parties shall have the right to terminate obligations prior to the stated maturity date therefor;

      SECTION 9.1.5   Judgments.  Any final judgment or judgments for the
                      ---------
payment of money aggregating in excess of $2,000,000 is or are outstanding against the Company or any Subsidiary or against the property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; provided that in lieu of such 30-day period, a period of 90 days
           --------
shall apply to any such judgment that is fully bonded by a reputable insurance company which has acknowledged its obligation for such judgment and which is accorded a rating by A.M. Best Company, Inc. of A+.

      SECTION 9.1.6   Pension Plans.  Any of the following events shall occur
                      -------------
with respect to any Pension Plan

            (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

      SECTION 9.1.7   Bankruptcy, Insolvency, etc.  The Company or
                      ---------------------------
any of its Material Subsidiaries shall:

            (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for the Company or any of its Material Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Material Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that the Company and each Material
                        --------
Subsidiary hereby expressly authorizes the Administrative Agent, each Issuer and each Lender to appear in any court conducting any relevant proceeding during such thirty-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Material Subsidiaries, and, if any such case or proceeding is not commenced by the Company or such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Material Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided that
                                                        --------
the Company and each Material Subsidiary hereby expressly authorizes the Administrative Agent, each Issuer and each Lender to appear in any court conducting any such case or proceeding during such sixty-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

      SECTION 9.1.8   Change of Control Event.  A Change of Control Event
                      -----------------------
shall occur.

      SECTION 9.1.9   Environmental Matters.  The Company or any of its
                      ---------------------
Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person, of any Hazardous Material, or any violation of or non-compliance with any Environmental Laws, which would, in either case, have a materially adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to perform any of the Loan Documents.

      SECTION 9.2     Action if Bankruptcy.  If any Event of Default
                      --------------------
described in clauses (a) through (d) of Section 9.1.7 shall occur, the
            ------------         ---    -------------
Commitments (if not theretofore terminated) shall automatically terminate, the outstanding principal amount of all outstanding Loans or Reimbursement Obligations and all other Obligations shall automatically be and become immediately due and payable and the Company shall become immediately obligated to deliver to each Issuer in accordance with Section 4.7 cash
                                                       -----------
collateral in a Dollar Amount equal to the Stated Amount of all Letters of Credit of such Issuer then outstanding, without notice or demand.

      SECTION 9.3     Action if Other Event of Default.  If any Event of
                      --------------------------------
Default (other than any Event of Default described in clauses (a) through
                                                      -----------
(d) of Section 9.1.7) shall occur for any reason, whether voluntary or
- ---    -------------
involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall declare the outstanding principal amount of the Loans or Reimbursement Obligations and other Obligations to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans or Reimbursement Obligations and other Obligations shall be and become immediately due and payable, the Commitments shall immediately terminate and the Company shall become immediately obligated to deliver to each Issuer in accordance with Section
                                                                   -------
4.7 cash collateral in the amount set forth in Section 4.7, all without
- ---                                            -----------
notice, demand or presentment. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.


                                  ARTICLE 10

                                  THE AGENTS

      SECTION 10.1    Actions.  Each Lender hereby appoints Scotiabank as
                      -------
its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according
                                                       --- ----
to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, or reasonable out-of-pocket costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Company; provided that no Lender shall be liable for the
                           --------
payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which have resulted solely from such Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender hereby agrees, to the extent of such Lender's Percentage, to reimburse the Administrative Agent promptly following the Administrative

Agent's demand, for any reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative
Agent in connection with the administration and enforcement of the Loan Documents, and not reimbursed to the Administrative Agent by the Company except to the extent such expenses are caused by the gross negligence or willful misconduct of the Administrative Agent. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Lender hereby agrees to make the maximum contribution, to the extent of such Lender's Percentage, to the payment and satisfaction of each of such amounts which is permissible under applicable law. Notwithstanding any other provision hereof, each Lender's obligations under this Section 10.1 shall
                                                       ------------
survive the termination of such Lender's Commitment and this Agreement and the discharge of the Company's obligations hereunder but only with respect to such matters which occurred prior to the time such Lender ceased to be a Lender hereunder. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 10.2    Funding Reliance, etc.  Unless the Administrative
                      ---------------------
Agent shall have been notified by telephone, confirmed in writing, by any Lender by 12:00 noon, Atlanta time, on the day of a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Company severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Company to the date such amount is repaid to the Administrative Agent, at the Federal Funds Effective Rate.

      SECTION 10.3    Exculpation.  Neither any Agent nor any Issuer nor
                      -----------
any of its respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuers shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which any such Agent or Issuer, as the case may be, believes to be genuine and to have been presented by a proper Person.

      SECTION 10.4    Successor.  The Administrative Agent may resign as
                      ---------
such at any time upon at least thirty (30) days' prior notice to the Company and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent (which prior to the occurrence and continuation of a Default shall be acceptable to the Company) which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent so acceptable to the Company shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of:

            (a)  this Article 10 shall inure to its benefit as to
                      ----------
any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

            (b)  Section 11.3 and Section 11.4 shall continue to
                 ------------     ------------
inure to its benefit.

      The Documentation Agent, in such capacity hereunder, shall have no duties hereunder and shall not be replaced if it resigns.

      SECTION 10.5    Loans or Reimbursement Obligations by the Agents or
                      ---------------------------------------------------
Issuers.  Each Agent and each Issuer shall have the same rights and powers
- -------
with respect to (x) the Loans or Reimbursement Obligations made by it or any of its affiliates, (y) the Letters of Credit issued by or participated in by it or any of its affiliates and (z) the interest in the Notes held by it or any of its affiliates as any other Lender and may exercise the same as if it were not the Agent or an Issuer, as the case may be. Each Agent and each Issuer and its respective affiliates may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not an Agent or an Issuer hereunder.

      SECTION 10.6    Credit Decisions.  Each Lender acknowledges that it
                      ----------------
has, independently of the Agents or the Issuers and each other Lender, and based on such Lender's review of the financial information of the Company, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agents, the Issuers and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 10.7    Copies, etc.  The Administrative Agent shall give
                      -----------
prompt notice to each Lender and Issuer of each notice or request required or permitted to be given to the Administrative Agent by the Company pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders or Issuers by the Company). Upon request by any Lender or Issuer, the Administrative Agent will distribute to each Lender and Issuer each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Company for distribution to the Lenders and the Issuers by the Administrative Agent in accordance with the terms of this Agreement.


                                  ARTICLE 11

                           MISCELLANEOUS PROVISIONS

      SECTION 11.1    Waivers, Amendments, etc.  The provisions of this
                      ------------------------
Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the

Company and the Required Lenders; provided that no such amendment,
                                  --------
modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b)  modify Section 2.3 (as it pertains to percentages of
                        -----------
the Total Commitment Amount), Section 5.10 or this Section 11.1,
                              ------------         ------------
change the definitions of "Applicable Eurodollar Margin,"
                           ----------------------------
"Applicable Facility Fee Percentage," "Applicable Commercial Letter
 ----------------------------------    ----------------------------
of Credit Margin" and "Required Lenders," increase the Total
- ----------------       ----------------
Commitment Amount, the Loan Commitment Amount, the Commercial Letter of Credit Commitment Amount, or the Standby Letter of Credit Commitment Amount or the Commitment or Percentage of any Lender, reduce any fees described in Article 3, or extend the Stated Maturity Date (except as
             ---------
contemplated by Section 2.3) shall be made without the consent of
                -----------
each Lender and each holder of the Notes;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of accrued interest or rate of interest on any Loan) shall be made without the consent of the Lender holding such Loan; or

            (d) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent without
                            ---
consent of the Administrative Agent or the Issuer qua the Issuer
                                                  ---
without consent of the Issuer.

No failure or delay on the part of the Administrative Agent, any Issuer, any Lender or any holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Issuer, any Lender or any holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 11.2    Notices.  All notices and other communications
                      -------
provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Unless otherwise specified in a notice in writing sent in accordance with the foregoing provisions of this Section 11.2, notices and
                                                 ------------
other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) shown on Schedule II hereto.
         -----------

      SECTION 11.3    Payment of Costs and Expenses.  The Company agrees
                      -----------------------------
to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and other expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

            (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document, and

            (c) the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations.

The Company further agrees to pay, and to save the Agents, the Issuers and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Company also agrees to reimburse the Agents, the Issuers and each Lender upon demand for all reasonable expenses (including reasonable attorneys' fees (including, without limitation, the allocated costs of internal legal counsel to the extent not duplicative) and other expenses) incurred by the Agents, the Issuers or such Lender in connection with any "workout," whether or not consummated, of any Obligations or the enforcement of any Obligations.

      SECTION 11.4    Indemnification.  In consideration of the execution
                      ---------------
and delivery of this Agreement by each Agent, each Lender and each Issuer and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds each Agent, each Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all
 -------------------
actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified
                    -----------------------
Parties or any of them as a result of, or arising out of, or relating to:

            (a) this Agreement or any Loan Document or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

            (b) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not any Agent, any Issuer or such Lender is party thereto;

            (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Company or any of its Subsidiaries of any Hazardous Material; or

            (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 11.5    Survival.  The obligations of the Company under
                      --------
Sections 5.1, 5.5, 5.6, 5.7, 11.3 and 11.4, and the obligations
- ------------  ---  ---  ---  ----     ----
of the Lenders under Section 10.1, shall in each case survive any
                     ------------
termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 11.6    Severability.  Any provision of this Agreement or
                      ------------
any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.7    Headings.  The various headings of this Agreement
                      --------
and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 11.8    Execution in Counterparts, Effectiveness, etc.  This
                      ---------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 11.9    Governing Law; Entire Agreement.  THIS AGREEMENT,
                      -------------------------------
THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 11.10   Successors and Assigns.  This Agreement shall be
                      ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:
                                   --------

            (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Issuers and all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.
                       -------------

      SECTION 11.11   Sale and Transfer of Loans or Reimbursement
                      -------------------------------------------
Obligations; Participations in Loans or Reimbursement Obligations.  Each
- -----------------------------------------------------------------
Lender may make assignments of, or have outstanding at any time participations in, its Loans, participation interest in Letters of Credit, Reimbursement Obligations and Commitments to one other Person in accordance with this Section 11.11; provided that the provisions of this Section shall
          -------------  --------
not apply to any participations purchased or sold pursuant to Section 5.9.
                                                              -----------

      SECTION 11.11.1 Assignments.  Any Lender (including without
                      -----------
limitation any Assignee Lender):

            (a) with the written consents of the Company and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Company, shall be deemed to have been given in the absence of a written notice delivered by the Company to the Administrative Agent, on or before the fifth Business Day after receipt by the Company of such Lender's written request for consent) may at any time assign and delegate to a commercial bank or other Person (other than a mutual fund or insurance company), and

            (b) with notice to the Company and the Administrative Agent, but without the consent of the Company or the Administrative Agent, may assign and delegate to any of its affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), a fraction of
                                     ---------------
such Lender's total Committed Loans, participation interest in Letters of Credit, Reimbursement Obligations and Commitments such that the amount of such assignment shall be in a minimum Dollar Amount of $10,000,000 (or if less the total Dollar Amount of such Lender's Committed Loans, participation interest in Letters of Credit and Reimbursement Obligations and Commitments); provided that the Lender
                                            --------
constituting the Administrative Agent may not make any such assignment hereunder if following such assignment the sum of the Total Dollar Amount of such Lender's Committed Loans, participation interest in Letters of Credit and Reimbursement Obligations and Commitments would be less than $10,000,000 unless the Administrative Agent is concurrently resigning as Administrative Agent and such Lender is assigning all of its interests hereunder; provided further, that
                                          -------- -------
any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 5.7; and
                                             -----------
provided further, that the Company and the Administrative Agent
- ----------------
shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (x) such Assignee Lender shall have executed and delivered to the Administrative Agent and if appropriate, the Company, a Lender Assignment Agreement, accepted by the Administrative Agent, and such Lender and Assignee Lender and

            (y) the processing fees described below shall have been paid to the Administrative Agent, and the Administrative Agent shall have so notified the Company.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Promptly after the recording of such Lender Assignment Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Committed Note payable to the order of such Assignee Lender in an amount equal to the Loan Commitment assumed by it pursuant to such Lender Assignment Agreement and a Bid Note for such Assignee Lender, and, if the assigning Lender has retained a Commitment hereunder, a new Committed Note payable to the order of the assigning Lender in an amount equal to the Loan Commitment retained by it hereunder in substitution for such assigning Lender's old Committed Note and not in payment thereof. Such Committed Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Committed Note, and together with the Bid Note for such Assignee Lender shall be dated the effective date of such Lender Assignment Agreement (or such earlier date as shall be acceptable to such Persons) and shall otherwise be in substantially the form of Exhibit A-1 and Exhibit A-2, as appropriate.  Such assignor Lender or
   -----------     -----------
such Assignee Lender must also pay a processing fee to the Administrative
Agent upon delivery of any Lender Assignment Agreement in the amount of
$2,500 (for which the Company shall have no reimbursement obligation). Any attempted assignment and delegation not made in accordance with this Section
                                                                     -------
11.11.1 shall be null and void.
- -------

      Notwithstanding anything contained in this Section 11.11.1 to the
                                                 ---------------
contrary, each Lender shall have the unrestricted right to assign its rights hereunder to any Federal Reserve Bank to secure such Lender's borrowing from such Federal Reserve Bank.

      SECTION 11.11.2 Participations.  Any Lender may at any time sell to
                      --------------
a commercial bank or other Person (other than a mutual fund or insurance company) (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, participation
   -----------
interest in Letters of Credit, Reimbursement Obligations, Commitments, or other interests of such Lender hereunder in the aggregate amount of a Dollar Amount of $5,000,000 or greater; provided that:
                                 --------

            (a)  no participation contemplated in this Section 11.11
                                                       -------------
shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

            (c) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

            (d)  no Participant, unless such Participant is an
affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such
Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1,
- ----------    ---    ------------

            (e) the Company shall not be required to pay any amount under Section 5.7 that is greater than the amount which it would have
      -----------
been required to pay had no participating interest been sold, and

            (f) no Participant may further participate in any interest hereunder (and each participation agreement shall contain a restriction to the effect).

The Company acknowledges and agrees, subject to the foregoing provisions of this Section 11.11.2, that each Participant, for purposes of Sections 5.1,
     ---------------                                         ------------
5.5, 5.6, 5.7, 5.9, 5.10, 11.3 and 11.4, shall be considered a Lender; provided
- ---  ---  ---  ---  ----  ----     ----                                --------
that no Participant shall receive any payment under such Sections greater than the Lender from whom such Participant purchased such participation would have received if such Lender had not sold such participation.

      SECTION 11.12   Confidentiality.  The Lenders shall hold all
                      ---------------
non-public information (which has been identified as such by the Company) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event the Lenders may make disclosure (i) to any of their examiners, affiliates, outside auditors, counsel and other professional advisors who have a need to know such information in connection with this Agreement, or
(ii) as required by any governmental agency or representative thereof or pursuant to legal process, or (iii) in order to preserve, protect or enforce any of the Lenders' rights and remedies hereunder or under any of the other Loan Documents, or (iv) to any actual or prospective transferee or assignee; provided that:
- --------

            (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or other requests made pursuant to legal process for disclosure of any such non-public information prior to disclosure of such information;

            (b) each Lender shall give prompt notice to the Company after any disclosure given by such Lender pursuant to clause (iii)
                                                      ------------
above;

            (c)  prior to any such disclosure to an actual or
prospective transferee or assignee or participant pursuant to this
Section 11.12, each Lender shall require any such transferee,
- -------------
assignee or participant receiving a disclosure of non-public information to execute a letter substantially in the form of Exhibit Q
                                                             ---------
hereto; and

            (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, upon the request of the Company each Lender shall be obligated or required to return any such materials furnished by the Company or any Subsidiary unless such Lender informs the Company upon such request, that such Lender is required to retain such materials pursuant to any applicable law, regulation or internal policy of such Lender.

      SECTION 11.13   Other Transactions.  Nothing contained herein shall
                      ------------------
preclude the Agents, the Issuers or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.14   CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND
                      --------------------------------------------------
JURISDICTION.  ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY WITH
- ------------
RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY A COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE LENDERS, THE ISSUERS AND THE AGENTS IN THEIR DISCRETION MAY ELECT AND THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE
TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT
OF OR RELATING TO THE LOAN DOCUMENTS BROUGHT IN THE COURTS FOR THE

STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      SECTION 11.15   WAIVER OF JURY TRIAL.  THE COMPANY, THE AGENTS, EACH
                      --------------------
ISSUER AND EACH LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION 11.16   Letters of Credit.  On the date of the initial
                      -----------------
Loans, each letter of credit issued under the BofA Reimbursement Agreement and listed on Schedule III hereto shall be deemed to have been issued
              ------------
hereunder and to be subject to all terms and provisions hereof.

      SECTION 11.17   Judgment.  If, for the purposes of obtaining
                      --------
judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company or any Lender in respect of any such sum due from it to the Administrative Agent or any Issuer hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is
               -----------------
denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the
      ------------------
Business Day following receipt by the Administrative Agent or such Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Issuer in the Agreement Currency, each of the Company and each Lender (as applicable) agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Issuer in such currency, the Administrative Agent agrees to return the amount of any excess to the Company or such Lender, as the case may be (or to any other Person who may be entitled thereto under applicable law).

      SECTION 11.18   Waiver.  The Company hereby expressly waives:  (a)
                      ------
notice of the acceptance by any Agent, any Issuer or any Lender of the obligations of the Company under any Issuance Request executed by a Designated Subsidiary, (b) notice of the existence or creation or non-payment of all or any of the obligations of any Designated Subsidiary under any Issuance Request, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever with respect to any such obligations, and (d) all diligence in collection or protection of or realization upon any obligations of any Designated Subsidiary under any Issuance Request or any security for or guaranty thereof.

      SECTION 11.19   Existing Agreements.  Upon the satisfaction of the
                      -------------------
conditons set forth in Section 6, the Existing Agreements and the BofA
                       ---------
Reimbursement Agreement shall be terminated and shall be of no further force or effect except for the provisions thereof which by their terms survive termination thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       KELLWOOD COMPANY


                                       By /s/ James C. Jacobsen
                                         ---------------------------------
                                         Name:  James C. Jacobsen
                                         Title: Vice Chairman


                                       THE BANK OF NOVA SCOTIA,
                                        individually, as an Issuer and as
                                        Administrative Agent


                                       By /s/ A. S. Norsworthy
                                         ---------------------------------
                                         Name:  A. S. Norsworthy
                                         Title: Sr. Team Leader - Loan
                                                Operations

                                       BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as
                                        Documentation Agent


                                       By /s/ Raju N. Patel
                                         ----------------------------------
                                         Name:  Raju N. Patel
                                         Title: Vice President

                                       BANK OF AMERICA ILLINOIS,
                                        individually and as an Issuer


                                       By /s/ Raju N. Patel
                                         ---------------------------------
                                         Name:  Raju N. Patel
                                         Title: Vice President


                                       THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


                                       By /s/ C. Susan Taylor
                                         ---------------------------------
                                         Name:  C. Susan Taylor
                                         Title: Vice President

                                       CHEMICAL BANK


                                       By /s/ Susan H. Atha
                                         ---------------------------------
                                         Name:  Susan H. Atha
                                         Title: Vice President


                                       CREDIT SUISSE


                                       By /s/ G. M. Craig
                                         ---------------------------------
                                         Name:  Geoffrey M. Craig
                                         Title: Member of Senior
                                                Management


                                       By /s/ K. R. Kristinsson
                                         ---------------------------------
                                         Name:  Kristinn R. Kristinsson
                                         Title: Associate

                                       THE DAI-ICHI KANGYO BANK, LTD.,
                                        CHICAGO BRANCH


                                       By /s/ T. Hemmi
                                         ---------------------------------
                                         Name:  Takeshi Hemmi
                                         Title: Vice President


                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By /s/ William R. Madden
                                         ---------------------------------
                                         Name:  William R. Madden
                                         Title: Senior Vice President


                                       MERCANTILE BANK OF ST. LOUIS N. A.


                                       By /s/ Karl J. Dunajcik
                                         ---------------------------------
                                         Name:  Karl J. Dunajcik
                                         Title: Vice President


                                       NATIONSBANK, N.A.


                                       By /s/ Louise C. Comiskey
                                         ---------------------------------
                                         Name:  Louise C. Comiskey
                                         Title: Vice President

                                       UNION BANK OF SWITZERLAND


                                       By /s/ Michelle Moreno
                                         ---------------------------------
                                         Name:  Michelle A. Moreno
                                         Title: Vice President


                                       By /s/ J. T. Shortly
                                         ---------------------------------
                                         Name:  J. Timothy Shortly
                                         Title: Managing Director and
                                                Branch Manager


                                       WACHOVIA BANK OF GEORGIA, N.A.


                                       By /s/ Terry L. Akins
                                         ---------------------------------
                                         Name:  Terry L. Akins
                                         Title: Senior Vice President


                                       SOCIETE GENERALE


                                       By /s/ Seth F. Asofsky
                                         ---------------------------------
                                         Name:  Seth F. Asofsky
                                         Title: Vice President


                                       MELLON BANK, N.A.


                                       By /s/ Reginald T. Overton
                                         ---------------------------------
                                         Name:  Reginald T. Overton
                                         Title: Vice President


                                       THE BANK OF TOKYO - MITSUBISHI, LTD.,
                                       CHICAGO BRANCH


                                       By /s/ Noboru Kobayashi
                                         ---------------------------------
                                         Name:  Noboru Kobayashi
                                         Title: Deputy General Manager